Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

__________________________

JAOVI INC.

(Exact name of registrant as specified in its charter)

__________________________

Wyoming	7372	61-2327958
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Coopemangle Los Delfines Casa 94,

Puerto Cortes de Osa, Puntarenas, 60504, Costa Rica
+1(307)6556510

jaovi.inc@gmail.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________

Wyoming Registered Agent

30 N Gould St Ste R

Sheridan, WY 82801

+13072002803

(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “Large accelerated filer,” “Accelerated filer,” “Smaller reporting company” and “Emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED AUGUST 18, 2026

PRELIMINARY PROSPECTUS

Jaovi Inc.

Up To 4,000,000 Shares of Common Stock At $0.03 Per Share

No Minimum

This is the initial offering of Common stock of Jaovi Inc., a Wyoming corporation, and no public market exists for the securities being offered. Jaovi Inc. is offering for sale a total of up to 4,000,000 shares of common stock at a fixed price of $0.03 per share for aggregate net proceeds of up to $120,000, assuming that the entire offering is completed. The securities being offered by Jaovi Inc. are intended to be listed and traded on the following national securities exchanges and markets: OTC (Over-the-Counter) Market, QB (OTCQB). The successful listing and trading of securities on these exchanges are subject to regulatory approvals and market conditions. Also, Jaovi Inc. intends to seek a market maker to file an application with the Financial Industry Regulatory Authority (FINRA) to have our common stock become eligible for trading on the OTC Market, and OTCQB after the effective date of the registration statement. However, we currently do not have an arrangement in place for a market maker to file such an application, and there is no guarantee that we will be able to find one willing to do so. As a result, there is a possibility that the Company may not be successful in having its securities listed and traded on these exchanges. Investors should be aware of this inherent uncertainty, and the offering is not conditioned on receipt of listing approval.

There is no minimum number of shares required to be purchased. This offering is on a best effort, meaning, no minimum number of shares must be sold. See “Use of Proceeds” and “Plan of Distribution”.

The offering is being conducted on a self-underwritten, best efforts basis, which means our director, Jorge Alberto Oviedo Mora, will attempt to sell the shares without the participation of an underwriter. This prospectus will permit our director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. We will pay all expenses incurred in this offering.

Prior to this offering, our sole officer, director and shareholder, Jorge Alberto Oviedo Mora, owns 100% of our outstanding common stock and has effective control over all matters submitted to our shareholders. Because this is a best effort offering with no minimum offering amount, Mr. Oviedo Mora will continue to own a majority of our outstanding common stock and maintain voting control of the Company regardless of whether 20%, 40%, 60%, 80% or 100% of the shares offered hereby are sold.

Percentage of Offering Sold	Shares Outstanding After Offering	Shares Owned by Mr. Oviedo Mora	Ownership Percentage
20%	2,800,000	2,000,000	71.43%
40%	3,600,000	2,000,000	55.56%
60%	4,400,000	2,000,000	45.45%
80%	5,200,000	2,000,000	38.46%
100%	6,000,000	2,000,000	33.33%

Although Mr. Oviedo Mora would no longer own a majority of the outstanding common stock if more than 50% of the shares offered hereby are sold, he may continue to exercise significant influence over the Company due to his position as the Company's sole officer and director and because no other shareholder is expected to own a significant percentage of the Company's outstanding common stock.

After the completion of this offering, management will own approximately 33.3% of our outstanding common stock, representing a controlling interest. This control gives management significant influence over corporate decisions, including the election of director and approval of major transactions, which could adversely affect the interests of minority shareholders.

In offering the securities on our behalf, Mr. Oviedo Mora will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.03 per share for a period of three hundred and sixty-five (365) days from the effective date of this prospectus, unless extended by our Board of Director for an additional 90 days.

Jaovi Inc. is a development stage, Start-up Company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

Our common stock is considered a “penny stock” under SEC rules and is subject to additional sales restrictions under Rule 15g-9 of the Exchange Act. See “Risk Factors – Trading in our common stock will be subject to the SEC’s ‘penny stock’ rules, which may limit the liquidity and marketability of our shares” for more information.

Jaovi Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”). As such, we are eligible for certain reduced reporting requirements. Please see ‘Prospectus Summary – Emerging Growth Company Status’ for a discussion of these exemptions and the conditions that could cause us to lose this status.

Before investing, you should carefully read this prospectus and consider the section of this prospectus entitled “Risk Factors”.

Neither the securities and exchange commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

i

TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

ii

Jaovi Inc.

Coopemangle Los Delfines Casa 94,

Puerto Cortes de Osa, Puntarenas, 60504, Costa Rica
+1(307)6556510

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company”, “we”, “our”, “us”, “Jaovi” refer to Jaovi Inc. unless the context otherwise indicates.

We are an “emerging growth company,” as defined in the JOBS Act, and a “smaller reporting company,” as defined under the federal securities laws. As such, we are eligible to take advantage of certain reduced public company reporting requirements.

Prior to this offering, our sole officer, director and shareholder, Jorge Alberto Oviedo Mora, owns 100% of our outstanding common stock and has effective control over the Company. Because this is a best effort offering with no minimum offering amount, Mr. Oviedo Mora's ownership will vary depending on the number of shares sold. If 20%, 40%, 60%, 80% and 100% of the shares offered hereby are sold, Mr. Oviedo Mora will own approximately 71.43%, 55.56%, 45.45%, 38.46% and 33.33%, respectively, of our outstanding common stock. Accordingly, Mr. Oviedo Mora will continue to own a majority of the Company's outstanding common stock if 20% or 40% of the shares offered hereby are sold, but will no longer own a majority if 60% or more of the shares offered hereby are sold. Nevertheless, he may continue to exercise significant influence over the Company due to his position as its sole officer and director and because no other shareholder is expected to own a significant percentage of the Company's outstanding common stock.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

BUSINESS OVERVIEW

Jaovi Inc. is a Wyoming development-stage company that develops and operates a cloud-based project management software platform designed for modern teams and organizations. Our executive and business office is located at Coopemangle Los Delfines Casa 94, Puerto Cortes de Osa, Puntarenas, 60504, Costa Rica, our telephone number is +1(307)6556510 and our email address is jaovi.inc@gmail.com. We maintain our statutory registered agent’s office at 30 N Gould St Ste R Sheridan, WY 82801.

We have developed a full business plan. The Company has no revenue and has incurred losses since its inception. Our possesses assets in a form of software. The Software Purchase Agreement is filed as Exhibit 10.2 to this Registration Statement.

The Company’s objective is to deliver an integrated project management and analytics solution that combines collaboration tools with AI-powered insights to help organizations optimize workflows and improve productivity, transparency, and operational efficiency for teams of various sizes.

The Jaovi platform includes customizable Kanban boards, task creation and assignment tools, team collaboration features, task-level commenting, notifications, and multi-organization management capabilities. The system incorporates a role-based access control framework, allowing organization owners and administrators to manage permissions such as project creation, task assignment, member management, and organization settings. In addition, Jaovi integrates artificial intelligence-driven analytics features that analyze team performance, identify workflow bottlenecks, provide productivity insights, and generate completion forecasts and actionable recommendations.

The link for the Jaovi software: https://jaovi.com/

We have purchased the software for US $52,000 (Fifty-Two Thousand United States Dollars), and the Purchase Price was paid in four stages as follows:

▪	First Payment of USD $15,000 (Fifteen Thousand United States Dollars) was made on April 16, 2026;
▪	Second Payment of USD $15,000 (Fifteen Thousand United States Dollars) – on May 5, 2026;
▪	Third Payment of USD $15,000 (Fifteen Thousand United States Dollars) – on May 19, 2026; and
▪	Final Payment of USD $7,000 (Seven Thousand United States Dollars) – on May 26, 2026.

As of that date, there is no outstanding debt related to the acquisition of the software.

1

The Company plans to incorporate several technologies and functional features into the Jaovi project management platform, including the following:

▪	smart workflow and task management tools designed to simplify project organization and team coordination;

▪	advanced filtering and search capabilities that allow users to quickly locate tasks, projects, and relevant information within the platform;

▪	productivity analytics and performance tracking tools designed to measure team output, identify workflow bottlenecks, and generate actionable insights;

▪	multilingual interface support to make the platform accessible to users from different regions and language backgrounds;

▪	collaboration features including task comments, notifications, and team communication tools;

▪	user-generated project structures and customizable workflows that allow organizations to tailor the platform to their specific operational processes.

These technologies are intended to enhance the usability of the platform and support efficient collaboration, project tracking, and workflow optimization for organizations using the Jaovi software.

The Company’s revenues are expected to be derived primarily from subscription fees for access to the Jaovi project management software platform, as well as from fees associated with customized installations and implementations of the software for specific organizational needs.

Jaovi offers its platform through a subscription-based Software-as-a-Service (SaaS) model, providing users with access to project management tools, team collaboration features, analytics capabilities, and role-based access controls. Subscription plans may vary based on factors such as the number of users, organizations, features, or level of service required. In addition to standard subscriptions, the Company may offer customized software installations and configuration services for organizations that require tailored deployments, integrations, or specialized functionality. These services may include custom setup, feature adjustments, workflow configuration, and technical support designed to align the platform with the operational requirements of specific clients.

By offering both recurring subscription access and customized implementation services, the Company intends to establish a stable and scalable revenue model while addressing the diverse needs of businesses and teams seeking efficient project management and collaboration solutions.

At the present there is no assurance that we will be successful in providing our services. From inception on January 21, 2026 until the date of this filing, we have had limited operating activities. Our financial statements from January 21, 2026 (Inception) through May 31, 2026 reports $52,000 in intangible assets (our software) and $1,100 in cash, and a net loss of $3,531 consisting of consulting expense $3,500, bank service charges $31. The Company issued common stock 2,000,000 shares at par value $0.0001 in consideration of $200 to Jorge Alberto Oviedo Mora.

Our independent auditor has issued an audit opinion with respect to our financial statements for the period ended May 31, 2026.

Currently, we have only one employee who is also our sole officer and Director – Mr. Oviedo Mora. He will offer the shares to friends, relatives, acquaintances and business associates.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our director will be solely responsible for selling shares under this offering and no commission will be paid to him on any sales. There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we will seek to have a market maker file an application with FINRA for our common stock to be eligible for trading on the OTC and QB Markets quotation system. We do not have an arrangement in place for a market maker to file such and application and there is no guarantee that we will be able to find one to do so.

2

THE OFFERING

Following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities offered:	Up to 4,000,000 shares of our common stock, par value $0.0001 per share.
Offering price:	$0.03
Duration of the offering:	The 4,000,000 shares of common stock are being offered for a period not to exceed 365 days, unless extended by our Board of Directors for an additional 90 days.
Net proceeds to us:	$120,000
Use of proceeds:	See “Use of Proceeds” and the other information in this prospectus.
Shares outstanding prior to the offering:	2,000,000
Shares outstanding after the offering:	6,000,000, assuming the entire offering is sold.

Our President and Director, Jorge Alberto Oviedo Mora and/or affiliates do not intend to purchase any shares in this offering.

As of the date of this prospectus, there is no public trading market for our common stock and there is no assurance that a trading market for our securities will ever develop.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our financial statements for the from January 21, 2026 (Inception) through May 31, 2026.

From January 21, 2026 (Inception) through May 31, 2026
Balance Sheet
Total Assets	$53,100
Total Liabilities	56,431
Stockholders’ Deficit	$(3,331)

3

RISK FACTORS

An investment in our common stock involves a high degree of risk and should be considered speculative. Before deciding whether to invest in the shares offered by this prospectus, prospective investors should carefully review all of the information contained in this prospectus, including our financial statements, business description, and the risk factors described below. Investing in Jaovi Inc. involves significant risks that could adversely affect our business, financial condition, results of operations, and future growth. Our Company is in the development stage and has a limited operating history, and there can be no assurance that we will achieve profitability or sustain successful operations.

The risk factors described below highlight certain material risks associated with our business and the industry in which we operate. These risks are not the only ones we face. Additional risks and uncertainties that are currently unknown to us, or that we presently consider immaterial, may also adversely affect our business, operations, or the value of our common stock. If any of these risks occur, our business, financial condition, or results of operations could be materially harmed. In such circumstances, the value of our common stock could decline and investors may lose some or all of their investment.

RISKS ASSOCIATED WITH OUR COMPANY

We have yet to generate revenue and our ability to sustain operations depends on our ability to obtain financing.

We have not yet generated revenue from our operations, and our ability to continue developing our business will depend on our ability to obtain additional financing and achieve profitable operations in the future. The funds required to fully develop and operate our business plan cannot be predicted with certainty and may exceed our current estimates. As a result, there is substantial uncertainty regarding our ability to continue as a going concern. Our ability to implement our business strategy will depend on our capacity to raise additional capital through the issuance of equity, debt financing, or other funding sources. There can be no assurance that such financing will be available on acceptable terms, or at all. If we are unable to obtain sufficient funding when needed, we may be forced to delay, reduce, or eliminate certain aspects of our business plan.

If we fail to secure adequate financing, we may be unable to continue operations, which could result in the suspension or liquidation of our business. In such circumstances, investors could lose all or a substantial portion of their investment in our common stock. Investors should also consider the opinion of our independent registered public accounting firm regarding our ability to continue as a going concern when evaluating an investment in Jaovi Inc.

We are also a smaller reporting company and may continue to rely on reduced disclosure requirements even if we no longer qualify as an emerging growth company.

In addition to qualifying as an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), we currently qualify as a smaller reporting company under the rules of the Securities and Exchange Commission. As a smaller reporting company, we are permitted to provide reduced disclosures in our periodic reports and other filings, including reduced executive compensation disclosure and scaled financial and other disclosure requirements.

Even if we no longer qualify as an emerging growth company, we may continue to qualify as a smaller reporting company and continue to rely on these reduced reporting requirements for so long as we remain eligible. As a result, investors may receive less information about our Company than they would receive from companies that do not qualify as smaller reporting companies, which could make our common stock less attractive to investors.

Because we are a development stage company with no operating history and no revenues, an investment in our common stock is highly risky and could result in a complete loss of your investment.

Our Company was incorporated on January 21, 2026 and, as of the date of this prospectus, we have not generated any revenues. We have a limited operating history upon which investors can evaluate our business prospects, and our future success remains uncertain. Based on our current plans, we expect to incur operating losses in future periods as we continue to develop our software platform and incur expenses related to product development, marketing, and general business operations. There can be no assurance that we will be successful in generating revenues or achieving or maintaining positive cash flow in the future.

If we are unable to successfully develop our business and generate sufficient revenues, we may be forced to discontinue operations or seek additional capital through loans or the sale of additional equity securities. Any future issuance of equity securities could dilute the ownership interest of existing shareholders. As a result, investors in this offering could lose all or a substantial portion of their investment.

4

Until our common stock is registered under the Exchange Act, we will initially be subject only to the reporting requirements of Section 15(d) of the Exchange Act, which provide investors with fewer protections than those applicable to companies with securities registered under the Exchange Act.

Following the effectiveness of this Registration Statement, our common stock will not initially be registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we will initially be subject only to the periodic reporting requirements imposed by Section 15(d) of the Exchange Act. Unlike companies with securities registered under Section 12 of the Exchange Act, our reporting obligations under Section 15(d) may be automatically suspended under certain circumstances prescribed by the Exchange Act. If our reporting obligations are suspended, we would no longer be required to file periodic reports with the SEC unless and until such obligations are reinstated or we otherwise become subject to the reporting requirements of the Exchange Act. In addition, until our common stock is registered under the Exchange Act, we will not be subject to the proxy rules under Section 14 of the Exchange Act, the insider reporting and short-swing profit provisions of Section 16 of the Exchange Act, or the majority of the tender offer regulations applicable to companies with securities registered under the Exchange Act. As a result, investors may receive fewer protections and less information than they would if our common stock were registered under the Exchange Act.

Although we intend to register our common stock under the Exchange Act by filing a Registration Statement on Form 8-A, there can be no assurance as to when such registration will become effective. Until that time, the limitations described above will continue to apply.

We cannot predict when, or if, we will generate revenues, which could result in a loss of your investment if we are unsuccessful in our business plans.

We have not yet generated revenues from operations. Our ability to generate revenues will depend on the successful development, launch, and adoption of our software platform, as well as our ability to attract and retain paying users through subscription services and related offerings. The timing required to achieve operational milestones and begin generating revenues cannot be predicted with certainty and may depend in part on our ability to raise sufficient capital through this offering or other financing sources. There can be no assurance that we will successfully generate revenues or that any revenues generated will be sufficient to sustain our business operations.

If we are unable to successfully develop our business and generate sufficient revenues, our operations may be significantly limited or discontinued. In such circumstances, investors who purchase shares in this offering could lose all or a substantial portion of their investment.

If we continue to incur net losses, our business may not be able to continue operations.

From January 21, 2026 (Inception) through May 31, 2026, we incurred cumulative net losses of approximately $3,531. We expect to continue to incur losses in the foreseeable future as we develop our business, expand our software platform, and pursue market adoption. Our ability to achieve profitability will depend on numerous factors, including the successful development and operation of our platform, our ability to attract and retain users, the effectiveness of our revenue model, and our ability to manage operating expenses. There can be no assurance that we will achieve profitability within a reasonable period of time, or at all.

If we continue to incur net losses and are unable to generate sufficient revenues to sustain our operations, we may be forced to reduce or cease our business activities. In such circumstances, our business could fail and investors may lose all or a substantial portion of their investment.

There is substantial uncertainty regarding our ability to continue as a going concern. If we discontinue operations, you could lose your investment.

We have incurred losses since our inception, resulting in an accumulated deficit of $3,531 as of May 31, 2026. Additional losses are expected as we continue to develop our business and expand the functionality and availability of our software platform. As a result, there is substantial doubt regarding our ability to continue as a going concern. Our independent registered public accounting firm has issued a going concern opinion in connection with its audit of our financial statements for the fiscal year ended May 31, 2026. A going concern opinion indicates that the auditors believe there is substantial doubt about our ability to continue operating as a going concern for at least the next twelve months.

Our ability to continue as a going concern will depend on our ability to generate revenues from operations and to obtain additional financing necessary to support our business activities, including development, marketing, and operational expansion of our software platform. Based on our current plans, we expect to incur operating losses in the near future as we continue to invest in product development and business growth. There can be no assurance that we will be successful in generating sufficient revenues or securing additional financing. If we are unable to do so, we may be forced to discontinue our operations, and investors could lose all or a substantial portion of their investment.

We may not be able to compete effectively against our competitors.

The market for project management and collaboration software is highly competitive. The industry includes numerous established companies that provide similar platforms and services, many of which have significantly greater financial resources, stronger brand recognition, larger user bases, and more extensive marketing and development capabilities than we do. Competitors may be able to invest more heavily in product development, pricing strategies, marketing, and customer acquisition, which could allow them to attract and retain users more effectively than we can. In addition, the relatively low barriers to entry in the software industry may result in new companies entering the market with competing products or technologies.

If we are unable to effectively compete with existing competitors or new market entrants, it could adversely affect our ability to attract users, generate revenue, and grow our business. As a result, our financial condition, operating results, and long-term prospects could be materially and adversely affected.

5

Rapid technological changes in the software industry may make our platform less competitive.

The software and technology industries are characterized by rapid technological developments, frequent product innovations, evolving industry standards, and changing user preferences. As a result, companies operating in this industry must continually improve their technology, introduce new features, and adapt their platforms to remain competitive.

If we fail to keep pace with technological advancements or are unable to effectively respond to changes in user expectations or industry standards, our platform may become less competitive or obsolete. Competitors may introduce new technologies, enhanced features, or more advanced solutions that attract users away from our platform. To remain competitive, we may be required to invest significant resources in research, development, and product improvements. There can be no assurance that we will have sufficient financial or technical resources to successfully adapt to rapid technological changes. If we fail to do so, our business, financial condition, and results of operations could be materially and adversely affected.

Some of our competitors may use their greater financial resources to dominate the market, which could affect our ability to generate revenues.

Some of our competitors are significantly larger and better capitalized than we are. These companies may have substantially greater financial, technical, and marketing resources, allowing them to invest more heavily in product development, infrastructure, advertising, and customer acquisition. Because of their greater financial strength, these competitors may be able to sustain aggressive pricing strategies, offer expanded feature sets, or invest heavily in brand recognition and marketing campaigns. As a result, they may be able to attract and retain customers more effectively than we can.

If our competitors use their greater resources to strengthen their market position, it could limit our ability to compete effectively, attract users, and generate sufficient revenues to support our operations. This could have a material adverse effect on our business, financial condition, and results of operations.

Because our software will not be protected by patents, competitors may be able to copy or replicate aspects of our technology.

Our software platform is designed to provide project management, team collaboration, and workflow management tools to organizations and users through a web-based interface. At this time, we do not intend to seek patent protection for the underlying software or technological processes used in our platform, due in part to the costs associated with patent applications and the uncertainty of obtaining such protection. As a result, our technology may be vulnerable to replication, reverse engineering, or imitation by competitors. Other companies may develop similar platforms or features that compete directly with our services, potentially reducing our competitive advantage.

If competitors successfully replicate key aspects of our platform or introduce competing solutions with similar functionality, our ability to attract users and generate revenue could be adversely affected. This could have a material adverse effect on our business, financial condition, and results of operations.

Potential disruptions in our software, including technological issues and software bugs.

The operation of our software platform depends on complex technologies and systems that may be subject to technical issues, software defects, bugs, or other operational problems. Such issues are common risks associated with software development and online platforms, particularly as new features and updates are introduced. Despite efforts to test, maintain, and improve our platform, errors or defects may occur that could disrupt the functionality of our services or negatively affect the user experience. Technical failures, system outages, or other disruptions may lead to temporary service interruptions or reduced platform performance.

If such disruptions occur, they could affect user satisfaction and trust in our platform. Prolonged or repeated technical issues may result in users discontinuing the use of our services, which could adversely affect our reputation, user growth, revenues, and overall business operations.

6

Our platform relies on third-party artificial intelligence technologies, and inaccurate AI-generated outputs or changes in the availability of such technologies could adversely affect our business.

Our platform incorporates artificial intelligence-assisted features designed to provide users with project insights, workflow recommendations, and analytical information. Rather than developing proprietary artificial intelligence models, we currently intend to utilize commercially available third-party artificial intelligence models and application programming interfaces (“APIs”) to support these features. Because our AI-assisted functionality relies on third-party technologies, we may be affected by changes in the availability, functionality, pricing, licensing terms, or performance of such services, which could require us to modify our platform, identify alternative providers, or incur additional development and operating costs.

In addition, artificial intelligence technologies may produce inaccurate, incomplete, inconsistent, or misleading outputs, including recommendations or analyses that do not accurately reflect underlying project data. Although we intend to implement application-level controls, structured prompts, validation procedures, and other measures designed to improve the reliability of AI-generated outputs, these measures may not prevent all errors or inaccurate recommendations. Users remain responsible for reviewing AI-generated suggestions before relying on them in making business or operational decisions. If our AI-assisted features fail to perform as expected, generate inaccurate outputs, or become unavailable due to limitations affecting third-party AI technologies, user confidence in our platform may decline, which could adversely affect our reputation, business, financial condition, and results of operations.

Our platform may not achieve market acceptance.

Our future success will depend significantly on the ability of our software platform to achieve market acceptance among businesses and teams seeking project management and collaboration solutions. Although we believe our platform provides useful features designed to improve workflow management and team productivity, there can be no assurance that potential users will adopt our platform or prefer it over competing products.

The project management software market is highly competitive and includes many established platforms that already have large user bases and strong brand recognition. Potential customers may be reluctant to switch from existing solutions or may not perceive sufficient advantages in adopting our platform. If our platform does not achieve adequate market acceptance, we may be unable to attract and retain a sufficient number of users to generate meaningful subscription revenue. In such circumstances, our business, financial condition, and results of operations could be materially and adversely affected.

Because we are a small company with limited capital, our marketing efforts may not be sufficient to attract enough users for us to operate profitably.

As a small company with limited financial resources, our ability to conduct extensive marketing and promotional activities may be restricted. Effective marketing is important to build awareness of our platform, attract users, and support the growth of our business. Due to our limited capital, we may not be able to invest in marketing and advertising at levels comparable to larger competitors. As a result, potential users may be unaware of our services, which could limit the growth of our user base and reduce our ability to generate revenue.

If our marketing efforts are not successful in attracting a sufficient number of users, we may be unable to generate enough revenue to operate profitably. In such circumstances, we may be forced to scale back, suspend, or cease our operations, and investors could lose all or a substantial portion of their investment.

Because we have not yet fully commenced business operations, we face a high risk of business failure.

We are a development stage company and have only recently begun developing and preparing our software platform for market use. As of the date of this prospectus, we have not yet generated revenues and have limited operating history upon which investors can evaluate our business prospects.

Since our incorporation on January 21, 2026, our activities have been primarily organizational in nature, including company formation, product development, and preparation for potential operations. Because our platform is still in the early stages of development and commercialization, we have not yet established a base of paying users. Development stage companies such as ours often face significant challenges, including product development risks, the need to establish market recognition, the need to attract users, and the ability to execute effective marketing strategies. There can be no assurance that our platform will gain sufficient adoption or that our business model will be successful.

As a result of these uncertainties and the early stage of our business, there is a significant risk that our company may not achieve commercial success. If we are unable to successfully develop our operations and generate revenues, our business may fail and investors could lose all or a substantial portion of their investment.

If our business plan is unsuccessful, we may dissolve and investors may not recover any portion of their investment.

If we are unable to successfully implement our business plan or achieve profitable operations, our business may ultimately fail. In such circumstances, we may be required to cease operations and dissolve the Company. If dissolution occurs, the distribution of any remaining assets would be subject to the satisfaction of our outstanding liabilities and obligations. There can be no assurance that sufficient assets would remain after such obligations are satisfied to allow any distribution to our shareholders. Accordingly, investors who purchase shares in this offering may lose all or a substantial portion of their investment if our business is unsuccessful.

7

Investors cannot withdraw funds once their subscription agreements are accepted by the Company. As a result, the investment is irrevocable and investors must be prepared to lose their entire investment if the business fails.

Investors will not have the right to withdraw invested funds once their subscription agreements have been accepted by the Company. Subscription payments will be made directly to Jaovi Inc. and deposited into the Company’s corporate bank account. After the Company reviews the subscription agreements and determines that they are complete and acceptable, the Company may accept the subscription. Once accepted, the investor’s funds will not be refundable and the investment will become irrevocable. Accordingly, investors who purchase shares in this offering must be prepared to bear the financial risks of the investment. If the Company’s business is unsuccessful or fails, investors may lose all of the funds they have invested in Jaovi Inc.

Our business is highly dependent on the services of Jorge Alberto Oviedo Mora, our sole officer and director. The loss of his services could adversely affect our operations.

We are currently highly dependent on the services and leadership of our sole officer and director, Jorge Alberto Oviedo Mora. He is responsible for managing the Company’s operations, strategic planning, and overall business development. Because the Company presently has only one officer and director, the loss of his services for any reason, including resignation, incapacity, or death, could have a material adverse effect on our business, financial condition, and results of operations. In such circumstances, our operations could be significantly disrupted until a qualified replacement is identified and appointed. If we are unable to promptly replace his leadership or otherwise maintain continuity of management, our business operations could be suspended or discontinued. In such a situation, investors could lose all or a substantial portion of their investment.

Because our headquarters, assets, and director are located outside the United States, investors may experience difficulties in serving legal process or enforcing judgments under U.S. securities laws.

Although Jaovi Inc. is incorporated under the laws of the State of Wyoming, our sole officer and director, Jorge Alberto Oviedo Mora, resides outside the United States, and our principal executive office and certain assets are located in Costa Rica. As a result, it may be difficult for investors to effect service of process upon our director in the United States or to enforce judgments obtained in U.S. courts against him based on the civil liability provisions of U.S. federal securities laws. Investors may also face challenges bringing an original action in courts located outside the United States to enforce liabilities based on U.S. securities laws.

Because a portion of our assets and management are located outside the United States, it may be difficult or, in some cases, impossible for U.S. investors to enforce judgments or collect damages awarded by U.S. courts against the Company or its director. Consequently, investors may have limited recourse in the event of a dispute or claim under U.S. securities laws.

Our sole officer and director devotes limited time to the Company, has no public company management experience, and is involved in other business activities, which may affect his ability to manage the Company effectively.

Our sole officer and director, Jorge Alberto Oviedo Mora, currently devotes approximately 30 hours per week to Company matters. He does not have prior experience managing a public company and is involved in other business activities. The demands of operating and developing our business, as well as meeting the regulatory and reporting obligations associated with being a public company, may exceed the amount of time he is able to dedicate or the level of experience he currently possesses.

Our business plan does not currently provide for the hiring of additional employees until our revenues are sufficient to support such expenses. Until that time, Mr. Oviedo Mora will be responsible for managing the Company’s operations, developing the business, overseeing the offering of shares through this prospectus, and ensuring compliance with the reporting requirements applicable to public companies. Because he is involved in other business activities, potential conflicts of interest may arise in the future. At present, we are not aware of any conflicts of interest involving our sole officer and director; however, we have not established formal procedures for resolving such conflicts should they occur.

If Mr. Oviedo Mora is unable to effectively perform his responsibilities or dedicate sufficient time to the Company, our business operations may suffer. This could result in reduced development progress, limited sales, minimal or no revenues, and potentially the failure of our business.

8

Because our officer devotes limited time to our operations, our business activities may experience interruptions that could affect our ability to generate revenues.

Our sole officer and director, Jorge Alberto Oviedo Mora, currently devotes approximately 30 hours per week to the Company’s operations. Because he is not engaged with the Company on a full-time basis, the time available for managing and developing our business may be limited. As a result, certain business activities, including product development, marketing, administrative management, and strategic planning, may progress more slowly than if the Company had full-time management and staff. These limitations may cause delays in executing our business plan or responding to operational needs.

If such limitations result in interruptions, delays, or inefficiencies in our operations, our ability to attract users, develop our platform, and generate revenues may be adversely affected. This could have a negative impact on our financial condition and may ultimately lead to a reduction or cessation of our operations.

Our business, results of operations, and financial condition may be adversely affected by global public health emergencies or similar events.

Global public health emergencies, pandemics, epidemics, or similar widespread health crises may negatively affect economic conditions, business operations, and financial markets. Events such as the COVID-19 pandemic have demonstrated that such situations can disrupt normal business activities, restrict travel, affect workforce availability, and create significant economic uncertainty.

The extent to which any future public health crisis may impact our business is uncertain and difficult to predict. Such events could affect our ability to conduct business activities, develop our software platform, maintain normal operations, or attract and retain users. In addition, broader economic disruptions resulting from public health emergencies may reduce investment activity, limit access to capital, or reduce demand for business software solutions.

If global public health events significantly disrupt economic activity or our operational capabilities, our business, financial condition, and results of operations could be materially and adversely affected.

Compliance with the Sarbanes-Oxley Act may increase our costs and place additional burdens on our management.

The Sarbanes-Oxley Act of 2002 was enacted to improve corporate governance, enhance financial disclosure, and strengthen accountability of public companies. The law imposes significant regulatory requirements on companies that file reports with the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934.

If we become subject to the reporting requirements of the Exchange Act, we will be required to comply with various provisions of the Sarbanes-Oxley Act. Compliance with these requirements may increase our administrative and operational costs, require additional internal controls and procedures, and place greater responsibilities on our management.

In addition, the increased responsibilities and potential liabilities associated with serving as an officer or director of a public company may discourage qualified individuals from accepting such positions with our Company. As a result, we may experience difficulty in attracting and retaining qualified directors or executive officers, and we may incur additional expenses to maintain compliance with regulatory requirements. These factors could adversely affect our business operations and our ability to achieve profitability.

9

RISKS ASSOCIATED WITH THIS OFFERING

Our sole officer and director has no experience managing a public company, which may affect our ability to comply with public company reporting requirements.

We have never operated as a public company. Our sole officer and director, Jorge Alberto Oviedo Mora, has no prior experience managing a public company or overseeing the regulatory and reporting requirements applicable to companies whose securities are publicly traded. Operating as a public company requires the establishment and maintenance of disclosure controls and procedures, internal control over financial reporting, and compliance with numerous reporting and governance requirements under U.S. securities laws. These requirements may place a significant administrative and financial burden on our Company and our management.

Although we intend to comply with all applicable rules and regulations governing public companies, our lack of experience operating in this environment may make it more difficult for us to fully meet these obligations in a timely and effective manner. If we are unable to successfully operate as a public company or comply with applicable reporting requirements, our business and the value of our common stock could be adversely affected, and investors may lose all or a substantial portion of their investment.

Our sole officer, director and shareholder will continue to exercise significant influence over our Company following this offering, which may limit the ability of other shareholders to influence corporate decisions.

Prior to this offering, Jorge Alberto Oviedo Mora, our sole officer, director and shareholder, owns 100% of our issued and outstanding shares of common stock. Because this is a best effort offering with no minimum offering amount, his ownership will vary depending on the number of shares sold. If 20%, 40%, 60%, 80% and 100% of the shares offered hereby are sold, Mr. Oviedo Mora will own approximately 71.43%, 55.56%, 45.45%, 38.46% and 33.33%, respectively, of our outstanding common stock.

Accordingly, Mr. Oviedo Mora will continue to own a majority of our outstanding common stock if 20% or 40% of the shares offered hereby are sold. If 60% or more of the shares offered hereby are sold, he will no longer own a majority of the outstanding common stock. Nevertheless, because he will remain the Company's sole officer and director and is expected to remain our largest shareholder, he may continue to exercise significant influence over the Company's business and affairs. His interests may differ from those of other shareholders, and this concentration of ownership and management authority may limit the ability of minority shareholders to influence corporate governance, the election of directors, significant corporate transactions, amendments to our organizational documents, and other matters requiring shareholder approval.

This offering is being conducted without an underwriter, and we may be unable to sell any shares.

This offering is being conducted on a self-underwritten basis, meaning that we have not engaged an underwriter or broker to sell the shares offered under this prospectus. Instead, the shares will be offered and sold by our sole officer and director, Jorge Alberto Oviedo Mora, who will not receive any commissions or other compensation for selling the shares. Mr. Oviedo Mora may offer the shares to potential investors, including friends, relatives, acquaintances, and business associates. However, there can be no assurance that he will be successful in selling any of the shares offered under this prospectus.

Unless we are able to sell at least 25% of the shares offered and receive a minimum of $30,000 in gross proceeds from this offering, we may be required to seek alternative sources of financing in order to implement our business plans. If we are unable to obtain sufficient funding through this offering or through other financing sources, our ability to execute our business strategy may be significantly limited or delayed.

Because we do not intend to pay cash dividends on our common stock, investors may only realize a return on their investment if they sell their shares.

We currently intend to retain any future earnings, if any, to finance the development and expansion of our business. As a result, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Because we do not plan to pay dividends, investors will only be able to realize a return on their investment if they are able to sell their shares at a price greater than their purchase price. There can be no assurance that an active market for our common stock will develop or that shareholders will be able to sell their shares when desired or at a favorable price. Consequently, investors may be required to hold their shares for an extended period of time and may never realize a return on their investment.

10

There is no minimum number of shares that must be sold in this offering, and there is no assurance that the proceeds raised will be sufficient to achieve our business objectives.

We are offering our shares on a “best efforts” basis, and there is no minimum number of shares that must be sold in this offering. In addition, there are no minimum purchase requirements for investors. We have not engaged an underwriter or broker to sell the shares, and no party has made a firm commitment to purchase any of our securities. The shares will be offered by our sole officer and director, Jorge Alberto Oviedo Mora, who will not receive any commissions or other compensation for selling the shares. There can be no assurance that any shares will be sold or that we will raise sufficient funds to support our business operations. Funds received from investors will be deposited into the Company’s corporate bank account and once received, these funds will be available for immediate use in our business operations.

Although we believe that the proceeds from the sale of all shares offered in this prospectus would allow us to implement our business plans, there can be no assurance that all of the shares will be sold. If we raise less than the maximum amount offered, management will have broad discretion in allocating the proceeds and may need to modify our business plans accordingly. It is likely that we may require additional financing in the future to continue our operations. There can be no assurance that such additional financing will be available when needed or on favorable terms. If we are unable to obtain additional funding, our ability to continue operations could be adversely affected, and investors may lose all or a substantial portion of their investment.

There is currently no public market for our common stock, and we may not be able to obtain a quotation for our shares. As a result, it may be difficult for investors to sell their shares.

There is currently no established public market for our common stock, and we cannot assure investors that an active trading market will develop. Without an active market, shareholders may have difficulty selling their shares or may be unable to sell them at a desirable price. We intend to apply for quotation of our common stock on the OTC Markets, specifically the OTCQB marketplace, after this registration statement becomes effective. However, there can be no assurance that our application will be approved or that our shares will be quoted on any recognized quotation system.

Even if our shares become quoted on an over-the-counter market, there is no guarantee that an active trading market will develop or be sustained. If a public market does not develop or remains limited, investors may find it difficult or impossible to sell their shares, and they may not be able to realize any return on their investment.

Future sales of shares by existing shareholders could negatively affect the market price of our common stock.

Since our inception, a total of 2,000,000 shares of our common stock have been issued to Jorge Alberto Oviedo Mora, our sole officer and director and currently our only shareholder. Following the completion of this offering, Mr. Oviedo Mora is expected to continue holding a significant percentage of our outstanding shares. These shares are considered “restricted securities” as defined under Rule 144 of the Securities Act of 1933. Subject to the provisions of Rule 144, these shares may become eligible for public resale after applicable holding periods and compliance with other requirements, including volume limitations and manner-of-sale restrictions.

Any future sale of a substantial number of shares held by Mr. Oviedo Mora after such restrictions expire could place downward pressure on the market price of our common stock, particularly if an active trading market develops. The perception that these shares may be sold in the future could also negatively affect the market price of our stock. Although Mr. Oviedo Mora currently has no plans to sell his shares following the completion of this offering, there can be no assurance that such sales will not occur in the future.

11

Our status as an “emerging growth company” under the JOBS Act may make our securities less attractive to some investors.

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"). As an emerging growth company, we are permitted to take advantage of certain exemptions from various reporting and regulatory requirements applicable to other public companies that are not emerging growth companies. These exemptions include reduced disclosure obligations regarding executive compensation and an exemption from the requirement to obtain an auditor attestation on internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act. Although emerging growth companies may elect to use an extended transition period for complying with new or revised accounting standards, we have irrevocably elected not to use the extended transition period and, as a result, will adopt new or revised accounting standards on the same basis as other public companies that are not emerging growth companies.

Because we may rely on these reduced reporting requirements, some investors may find our securities less attractive than those of companies that provide more extensive disclosures. As a result, there may be a less active trading market for our common stock, and our ability to raise additional capital in the future may be adversely affected. If we are unable to obtain additional financing when needed, our financial condition, business operations, and prospects could be materially and adversely affected.

As an emerging growth company, we will not be required to comply with certain provisions of the Sarbanes-Oxley Act for a period of time.

Because we qualify as an “emerging growth company” under the JOBS Act, we are permitted to take advantage of certain exemptions from requirements that apply to other public companies. These exemptions include reduced obligations relating to internal control reporting and certain other regulatory requirements. Although we will be required to comply with various reporting requirements after becoming a public company, including management certifications of financial reports and disclosures regarding internal controls, we will not be required to obtain an auditor attestation of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act for as long as we remain an emerging growth company.

As a result, investors may not have the same level of assurance regarding the effectiveness of our internal control over financial reporting as they would if we were subject to these requirements. When we are eventually required to comply fully with Section 404 of the Sarbanes-Oxley Act, our independent registered public accounting firm will be required to evaluate and attest to the effectiveness of our internal controls. If deficiencies are identified at that time, our auditors could issue an adverse opinion regarding our internal controls, which could negatively affect investor confidence in our financial reporting and adversely affect the value of our common stock.

Our common stock may be classified as “penny stock,” which may make it more difficult for investors to sell their shares.

The shares offered under this prospectus will likely be considered “penny stock” under the Securities Exchange Act of 1934 and the rules adopted by the Securities and Exchange Commission. Penny stocks generally include securities that trade at a price below $5.00 per share and are not listed on a national securities exchange.

Broker-dealers who recommend transactions in penny stocks to investors are subject to additional regulatory requirements under SEC Rule 15g-9 and other applicable rules. These rules require broker-dealers to provide investors with certain disclosures prior to completing a transaction in a penny stock. Such disclosures include information regarding the risks associated with penny stocks, the current market quotation for the security, and the compensation to be received by the broker-dealer and its representatives.

In addition, broker-dealers must make a determination that the investment is suitable for the purchaser and obtain the purchaser’s written consent before completing the transaction. These additional requirements may discourage broker-dealers from trading in our securities and may reduce the liquidity of our common stock.

As a result, the penny stock rules may make it more difficult for investors to buy or sell shares of our common stock, and investors may find it difficult to resell their shares at desired prices or at all.

12

FINRA sales practice requirements may limit investors’ ability to buy and sell our common stock, which could adversely affect the market price of our shares.

Broker-dealers that recommend investments to their customers are required to comply with the sales practice rules of the Financial Industry Regulatory Authority (“FINRA”). These rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment. Prior to recommending speculative or low-priced securities to non-institutional customers, broker-dealers are required to make reasonable efforts to obtain information concerning the customer’s financial situation, investment experience, and investment objectives. Based on these factors, the broker-dealer must determine whether the investment is suitable for that particular customer.

Because our common stock may be considered a speculative or low-priced security, these suitability requirements may make it more difficult for broker-dealers to recommend our securities to their customers. As a result, these regulatory requirements may limit the ability of investors to buy or sell our common stock, which could reduce the liquidity of our shares and adversely affect the market price of our common stock.

The market for penny stocks has historically been subject to fraud and abuse, which could affect the trading of our common stock.

The market for penny stocks has historically been subject to patterns of fraud and abuse, as described in SEC Release No. 34-29093. These practices have included, among other things:

▪	control of the market for a security by one or a small number of broker-dealers;

▪	manipulation of prices through coordinated or prearranged trading activity and misleading promotional materials;

▪	high-pressure sales tactics and unrealistic price projections by sales representatives;

▪	excessive and undisclosed bid-ask spreads and markups by broker-dealers; and

▪	the rapid sale of securities by promoters and others after artificially increasing the market price, followed by a sharp decline in the price of the securities.

Although our management is aware of these historical abuses and does not intend to participate in such practices, we have limited ability to control the actions of third parties, including broker-dealers or market participants who may trade in our securities.

If trading in our common stock were to become associated with any of these practices, it could increase the volatility of our share price, negatively affect investor confidence, and make it more difficult for investors to buy or sell our securities.

13

FORWARD- LOOKING STATEMENTS

This prospectus contains statements that constitute “forward-looking statements.” These statements relate to future events or our future financial performance and may be identified by words such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” “might,” “could,” “would,” “plans,” “seeks,” “projects,” “targets,” “assumes,” “should,” or similar expressions. These statements reflect our current expectations and beliefs regarding future developments and are based on assumptions that management believes are reasonable. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise these statements, except as required by law.

Forward-looking statements appear in various sections of this prospectus and include statements regarding, among other things:

▪	trends affecting our financial condition, results of operations, or future prospects;
▪	our business strategy and plans for growth and development of our software platform;
▪	factors that we believe may contribute to our future success;
▪	our business model and strategies for generating revenues;
▪	competition within the project management and collaboration software industry;
▪	our expected expenses and operating costs;
▪	the potential impact of new accounting standards on our financial statements;
▪	our expectations regarding our ability to fund operations and capital expenditures;
▪	our exposure to market risks and our efforts to manage such risks;
▪	our overall outlook and the information discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;
▪	estimates and assumptions used in preparing financial statements in accordance with U.S. GAAP; and
▪	our expectations, plans, beliefs, or intentions regarding future developments.

Forward-looking statements are not guarantees of future performance. They involve significant risks, uncertainties, and assumptions that are difficult to predict. If any of the risks described in this prospectus occur, or if our assumptions prove incorrect, actual results could differ materially from those expressed or implied by these forward-looking statements.

Factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include, among others:

▪	our inability to raise additional capital to support operations and growth;
▪	our inability to successfully develop, market, and maintain our software platform;
▪	our inability to achieve market acceptance or attract and retain users;
▪	competition from existing and new competitors in the software industry;
▪	general economic conditions that may affect investment activity and business spending;
▪	disruptions to our business operations or slower-than-expected growth;
▪	adverse economic or market conditions affecting the technology sector;
▪	changes in financial market conditions or investor perceptions of our Company; and
▪	other risks described elsewhere in this prospectus, including those set forth under “Risk Factors.”

Prospective investors are urged to carefully review and consider all such risks and uncertainties. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this section and in the “Risk Factors” section of this prospectus.

14

USE OF PROCEEDS

This offering is being conducted on a self-underwritten basis. There is no minimum number of shares that must be sold in order for the offering to proceed. The offering price is $0.03 per share. Funds received from investors will not be placed in an escrow account and will be available for immediate use by the Company.

The following table presents the estimated use of proceeds assuming the sale of 100%, 75%, 50%, and 25% of the shares offered by the Company. There can be no assurance that we will raise the full $120,000 anticipated from this offering.

	25% of the offering	50% of the offering	75% of the offering	100% of the offering
Maximum offering proceeds	$30,000	$60,000	$90,000	$120,000

In order of priority, the net proceeds of the offering will be used as follows:

	25% of the offering	50% of the offering	75% of the offering	100% of the offering
Public company reporting and regulatory compliance	$14,000	$16,000	$17,000	$18,000
Software development and platform enhancements	6,000	18,000	32,000	45,000
Marketing, promotion and user acquisition	7,000	18,000	27,000	35,000
Cloud hosting and platform infrastructure	2,000	5,000	9,000	12,000
General and administrative expenses	1,000	3,000	5,000	10,000
Total	$30,000	$60,000	$90,000	$120,000

A more detailed description of the use of proceeds is provided in the “Plan of Distribution” section of this prospectus.

We expect to allocate a significant portion of the proceeds from this offering toward marketing, promotion, and user acquisition activities for our software platform. Our ability to attract and retain users will depend in part on the effectiveness of these marketing efforts. If we are unable to allocate sufficient funds to marketing and promotional activities, it could limit our ability to grow our user base and may adversely affect our business development and market presence.

There is no minimum amount required to be raised in this offering, and any funds received from the sale of shares will be available for immediate use by the Company. The amounts presented in the table above represent management’s current estimates of how the proceeds may be allocated. Actual expenditures may vary depending on operational needs and the amount of capital raised.

Our sole director, Jorge Alberto Oviedo Mora, has agreed to provide financial support to the Company, if necessary, in the form of loans in order to assist in implementing our business plan and maintaining our reporting obligations and quotation on the OTCQB market until additional funds are raised through this offering. Mr. Oviedo Mora is not obligated to provide such loans. Any funds advanced by Mr. Oviedo Mora will not be repaid from the proceeds of this offering. These loans will not bear interest and will have no fixed repayment date. Repayment, if any, will be made from future operating revenues, if and when such revenues are generated.

Our management believes that a minimum of approximately $30,000 will be required to support our planned operations for the next twelve months. Even if all of the shares offered in this prospectus are sold, we may still need to obtain additional financing in order to fully implement our business plan. We currently have no agreements or commitments for additional financing. There can be no assurance that additional funding will be available on favorable terms, or at all.

15

DETERMINATION OF THE OFFERING PRICE

The offering price of the 4,000,000 shares of common stock offered under this prospectus has been arbitrarily determined by the Company. The offering price does not bear any direct relationship to our assets, book value, historical earnings, or any other established criteria typically used to determine the value of a company.

In determining the number of shares to be offered and the offering price of $0.03 per share, we considered the amount of capital we believe is necessary to implement our business plan and support our anticipated operations. The offering price was therefore set based on our estimated funding requirements rather than on any formal valuation method.

Accordingly, the offering price should not be regarded as an indication of the actual or future market value of our common stock. There can be no assurance that our shares will trade at or above the offering price if a public market for our common stock develops.

16

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution of the price investor pays for its shares

The offering price of the 4,000,000 shares of common stock offered in this prospectus is fixed at $0.03 per share for the duration of the offering.

Dilution represents the difference between the price paid by investors in this offering and the net tangible book value per share of our common stock immediately after completion of the offering. Net tangible book value is calculated by subtracting total liabilities and intangible assets from total assets.

As of May 31, 2026, our net tangible book value was $(55,331), or approximately $(0.02767) per share, based on 2,000,000 shares of common stock outstanding. Dilution occurs primarily because the offering price of our common stock has been determined arbitrarily and does not reflect our current net tangible book value. As a result, investors purchasing shares in this offering will pay a price substantially higher than the net tangible book value per share immediately after the offering. In addition, dilution arises because the existing shareholder acquired his shares at a price substantially lower than the price being offered to investors in this offering.

The following table illustrates the per-share dilution to new investors assuming that 25%, 50%, 75%, and 100% of the shares offered in this prospectus are sold. The table does not reflect the impact of any operations or changes in financial condition after May 31, 2026.

Dilution table

Percent of Offering Completed	(25%)	(50%)	(75%)	(100%)
Amount of new funding	$30,000	$60,000	$90,000	$120,000
Offering price	$0.03	$0.03	$0.03	$0.03
Shares after offering	3,000,000	4,000,000	5,000,000	6,000,000
Book value before distribution per share	$(0.02767)	$(0.02767)	$(0.02767)	(0.02767)
Increase in book value per share	0.019226	0.277867	0.2836338	0.287478
Book value after distribution per share	$(0.008444)	$0.001167	$0.0069338	$0.010778
Dilution to purchasers	$0.038444	$0.028833	$0.0230662	$0.019222
Dilution as percentage	128.15%	96.11%	76.89%	35.93%
% ownership of old shareholders	66.67%	50.00%	40.00%	33.33%
% ownership of new shareholders	33.33%	50.00%	60.00%	66.67%

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

	Price Per Share	Total Number of Shares Held	Percent of Ownership	Consideration Paid

Existing Stockholder 1.	$0.0001	2,000,000	33.3%	$200
Investors in this Offering	$0.03	4,000,000	66.7%	$120,000

17

PLAN OF DISTRIBUTION

The offering will be conducted by our officer and director

The shares offered by the Company under this prospectus will be sold by our sole officer and director, Jorge Alberto Oviedo Mora. Mr. Oviedo Mora will not purchase any shares in this offering.

This is a self-underwritten offering, meaning that we have not engaged an underwriter, broker, or dealer to assist in the sale of the shares. This prospectus permits Mr. Oviedo Mora to offer and sell the shares on behalf of the Company directly to the public. He will not receive any commissions or other compensation for selling the shares.

There are currently no plans or arrangements to enter into any agreements with broker-dealers or other third parties to sell the shares. Mr. Oviedo Mora intends to offer the shares to potential investors, including friends, relatives, acquaintances, and business associates.

In selling the shares on behalf of the Company, Mr. Oviedo Mora will rely on the safe harbor provided by Rule 3a4-1 under the Securities Exchange Act of 1934, which permits officers and directors of an issuer to participate in the offering of the issuer’s securities without being required to register as broker-dealers, provided certain conditions are satisfied.

Mr. Oviedo Mora will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 and intends to rely on Rule 3a4-1. In accordance with the requirements of that rule:

a.	Mr. Oviedo Mora is not subject to any statutory disqualification, as defined in Section 3(a)(39) of the Securities Exchange Act of 1934.

b.	Mr. Oviedo Mora will not receive commissions or any other remuneration, directly or indirectly, in connection with the sale of the securities.

c.	Mr. Oviedo Mora is not, and will not be at the time of the offering, an associated person of a broker-dealer.

d.	Mr. Oviedo Mora meets the conditions set forth in Rule 3a4-1(a)(4)(ii) in that:

▪	he primarily performs substantial duties for or on behalf of the Company other than in connection with transactions in securities;

▪	he is not a broker or dealer and has not been associated with a broker or dealer within the preceding twelve months; and

▪	he has not participated in selling securities for another issuer more than once during the preceding twelve months, except as permitted by Rule 3a4-1.

Our officer, director, control person, and affiliates do not intend to purchase any shares in this offering.

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TERMS OF THE OFFERING

This offering will commence on the date of this prospectus and continue for a period not to exceed 365 days (the “Expiration Date”), unless extended by our Board of Directors for an additional 90 days.

The shares will be sold at the fixed price of $0.03 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

DEPOSIT OF THE OFFERING PROCEEDS

This is a “best effort” offering and, as such, there is no assurance that we will sell any or all of the shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for shares in this offering, you will be required to complete and execute a Subscription Agreement and deliver it to the Company together with payment for the number of shares you wish to purchase. Payment must be made by check, bank transfer, or other acceptable certified funds.

All subscription payments should be made payable to Jaovi Inc. and will be deposited into the Company’s corporate bank account.

Upon receipt of a properly completed Subscription Agreement and payment, the Company will review the subscription documents. The Company reserves the right to accept or reject any subscription, in whole or in part, for any reason. If a subscription is rejected, the related funds will be returned to the prospective investor without interest or deduction.

Once a subscription has been accepted by the Company, the investment will become irrevocable and the subscriber will not have the right to withdraw or cancel the subscription. Shares purchased in this offering will be issued in accordance with applicable securities laws and the terms set forth in the Subscription Agreement.

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DESCRIPTION OF SECURITIES

Common Stock

As of the date of this prospectus, 2,000,000 shares of our common stock are issued and outstanding. Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.0001 per share.

Holders of our common stock:

▪	are entitled to receive dividends from funds legally available for that purpose when, as, and if declared by our Board of Directors;

▪	are entitled to share ratably in all assets available for distribution to shareholders upon liquidation, dissolution, or winding up of the Company;

▪	do not have preemptive, subscription, conversion, or redemption rights, and there are no sinking fund provisions applicable to the common stock; and

▪	are entitled to one vote per share on all matters submitted to a vote of shareholders.

Non-Cumulative Voting

Holders of our common stock do not have cumulative voting rights. This means that shareholders holding a majority of the outstanding shares of common stock voting in the election of directors are able to elect all members of the Board of Directors. As a result, shareholders holding less than a majority of the shares may not be able to elect any directors.

Dividends

As of the date of this prospectus, we have not paid any dividends on our common stock. The payment of dividends, if any, will depend upon our future earnings, financial condition, capital requirements, and other factors that our Board of Directors may deem relevant.

We currently intend to retain any future earnings to support the development and growth of our business and, therefore, do not anticipate declaring or paying cash dividends in the foreseeable future.

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EXPERTS

Our audited financial statements for the period from inception through May 31, 2026 have been audited by Aloba, Awomolo & Partners, independent registered public accountants. These financial statements are included in this prospectus in reliance upon the report of Aloba, Awomolo & Partners, given upon their authority as experts in accounting and auditing.

The validity of the common stock offered by this prospectus will be passed upon by Marc Steven ApplbaumJ (The Midway Law Firm APC).

None of the experts or counsel named above have been retained on a contingent basis, and none will receive any direct or indirect interest in the Company in connection with the services they provide.

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DETAILED DESCRIPTION OF OUR BUSINESS

Jaovi Inc. was incorporated under the laws of the State of Wyoming on January 21, 2026. We are a development-stage company focused on developing and expanding a cloud-based software platform for project management and team collaboration. Our platform is designed to enable organizations to create and manage projects, organize workflows, assign tasks, and collaborate efficiently within teams. The system allows users to establish organizations, invite team members, assign roles and permissions, and manage multiple projects in a centralized environment.

Our principal executive office is located at Coopemangle Los Delfines Casa 94, Puerto Cortes de Osa, Puntarenas, 60504, Costa Rica, and our telephone number is +1 (307) 655-6510. Our registered agent’s office is located at 30 N Gould St Ste R, Sheridan, Wyoming 82801.

As of the date of this prospectus, we have one employee, who is also our sole officer and director, Jorge Alberto Oviedo Mora.

Web-based project management and collaboration platforms play an important role in today’s increasingly digital and distributed work environment. The growth of remote work, global teams, and the need for efficient coordination across organizations has driven demand for tools that enable structured planning, communication, and task management. These platforms allow teams to organize projects, assign responsibilities, track progress, and collaborate in real time regardless of location. By centralizing workflows and providing visibility into tasks and deadlines, project management software helps improve productivity, accountability, and operational efficiency. Many organizations rely on such platforms to streamline internal processes, manage resources, and support decision-making.

For businesses, teams, and independent professionals, project management platforms provide scalable solutions that can adapt to different workflows and organizational structures. As the demand for digital collaboration tools continues to grow, the market for project management software remains highly competitive and rapidly evolving. Jaovi is positioned to leverage these trends by offering a user-friendly, scalable platform that integrates project management, team collaboration, and workflow optimization features designed to support organizations of various sizes and industries.

We are a development-stage company that has not yet generated any revenues and has incurred losses since inception. As of May 31, 2026, we had total assets of $53,100 and total liabilities of $56,431.

Jaovi provides a cloud-based software platform designed to support project management, team collaboration, and workflow organization. The platform enables users to create and manage organizations, structure projects, assign tasks, and collaborate with team members in a centralized digital environment. The system incorporates tools such as task management, customizable workflows, role-based access controls, and team communication features. Users are able to organize work through structured boards, track progress, and manage responsibilities across multiple projects and teams.

In addition, the platform includes analytics and intelligent features designed to assist users in optimizing productivity, identifying workflow inefficiencies, and improving overall project outcomes. These capabilities are intended to enhance decision-making and streamline operational processes. Jaovi is designed to be scalable and adaptable, allowing individuals, teams, and organizations of different sizes to customize the platform according to their specific operational needs. Further details regarding the functionality and features of our platform are provided in the sections below.

The Company’s revenues are expected to be derived primarily from subscription fees for access to enhanced features of the Jaovi software platform, as well as from fees associated with customized installations and licensing of the platform for organizational use. Jaovi is offered through a Software-as-a-Service (SaaS) model and is accessible under a freemium structure. Users may access core functionality of the platform at no cost, subject to certain limitations, such as the number of projects or access to advanced features. This approach is intended to promote user adoption and platform engagement. Users requiring expanded capabilities, additional features, or enterprise-level functionality may subscribe to paid plans or enter into customized agreements with the Company. Subscription plans may vary based on factors such as the number of users, level of access, features utilized, and the scale of operations.

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In addition, the Company intends to generate revenue by offering customized software installations and licensing arrangements for businesses and organizations that require deployment of the platform within their own systems or infrastructure. These services may include configuration, integration, customization of workflows, and ongoing technical support tailored to the specific requirements of each client.

By combining a freemium access model with recurring subscription revenue and customized implementation and licensing services, the Company aims to establish a scalable and diversified revenue model aligned with the needs of both individual users and enterprise clients.

Our goal is to provide a comprehensive software platform that serves as a centralized hub for project management, team collaboration, and workflow optimization. Jaovi is designed to help users organize tasks, manage projects, and coordinate team activities within a unified and structured environment. The platform aims to improve productivity and operational efficiency by offering tools that enable users to track progress, assign responsibilities, and collaborate effectively across teams. By combining project management functionality with analytical insights, Jaovi seeks to support better decision-making and streamline business processes for a broad range of users and organizations.

We have purchased the software for US $52,000 (Fifty-Two Thousand United States Dollars), and the Purchase Price was paid in four stages as follows:

▪	First Payment of USD $15,000 (Fifteen Thousand United States Dollars) was made on April 16, 2026;
▪	Second Payment of USD $15,000 (Fifteen Thousand United States Dollars) – on May 5, 2026;
▪	Third Payment of USD $15,000 (Fifteen Thousand United States Dollars) – on May 19, 2026; and
▪	Final Payment of USD $7,000 (Seven Thousand United States Dollars) – on May 26, 2026.

As of that date, there is no outstanding debt related to the acquisition of the software.

Prior to its acquisition by the Company, the software had not been commercially marketed, licensed, or made available to third-party customers and had not generated commercial revenue. The Company acquired the software as a completed software platform that serves as the foundation for the Company's planned commercial operations.

The Software Purchase Agreement is filed as Exhibit 10.2 to this Registration Statement.

As of the acquisition date, the software included the following core functionality:

▪	organizations and user management;
▪	role-based access controls and user permissions;
▪	project and task creation and management;
▪	Kanban workflow boards and task status management;
▪	team collaboration through task comments and notifications;
▪	analytics, reporting, and AI-assisted project insights.

The link for the Jaovi software: https://jaovi.com/

The platform acquired by the Company already included the core functionality described extensively in the following section "Our Software Platform". As part of its ongoing product development strategy, the Company intends to continue enhancing the software through the addition of new features, including:

▪	advanced workflow automation tools to streamline repetitive tasks and improve operational efficiency;
▪	enhanced search and filtering capabilities to allow users to quickly locate tasks, projects, and relevant data;
▪	multilingual interface support to improve accessibility for users across different regions and language preferences;
▪	real-time collaboration tools and in-platform communication features;
▪	integrations with third-party applications such as communication tools, file storage services, and other productivity platforms;
▪	mobile application support to enable users to manage projects and collaborate on the go.

To support continued growth and competitiveness, we plan to regularly enhance and expand our platform through the introduction of new technologies and additional user-oriented features.

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Looking ahead, as we establish traction in our initial markets, we plan to expand the availability of our platform into additional geographic regions and support a broader range of languages. Due in part to our headquarters in Costa Rica, we intend to prioritize expansion into Spanish-speaking markets, as well as selected European regions. Our long-term objective is to position Jaovi as a competitive and reliable platform for project management and team collaboration, while ensuring that the platform remains scalable, stable, and responsive to the evolving needs of our users and organizations.

Our Software Platform

Our company owns a cloud-based software platform known as “Jaovi”, available at https://jaovi.com/. The software is fully functional and accessible to users. We intend to continue expanding its capabilities by integrating additional user-focused features.

The platform developed using modern web technologies and cloud infrastructure designed to support scalability, security, and reliability. It is designed to help organizations, teams, and individual users manage projects, coordinate workflows, and collaborate efficiently in a centralized digital environment. Accessible through a standard web browser without requiring local software installation, Jaovi provides users with tools for planning, organizing, monitoring, and completing projects of varying size and complexity.

Organizations and User Management

The platform is built around the concept of organizations and projects. Users may create an organization within the platform and invite other users to join. To facilitate secure collaboration and effective team management, Jaovi incorporates a role-based access control system that enables organizations to assign responsibilities and permissions based on each user’s role.

Currently, the platform supports four primary user roles: Owner, Administrator, Manager, and Member. Each role is granted a specific set of permissions designed to align with its responsibilities within the organization.

The Owner possesses the highest level of authority and is responsible for overall organizational administration. Owners may modify organizational information, invite and remove members, assign roles, create and delete projects, manage project participants, create and assign tasks, and delete workflow boards. Owners also have the exclusive ability to delete the organization.

The Administrator role is intended for users who assist with organizational management. Administrators may modify organizational information, invite and remove members, assign user roles, create and delete projects, manage project participants, create and assign tasks, and administer workflow boards. Unlike Owners, Administrators do not have the ability to delete the organization.

The Manager role is designed for project-level leadership. Managers may invite members to projects, create projects, manage project participants, create and assign tasks, and administer workflow boards. However, Managers cannot modify organizational settings, remove members from the organization, assign roles, or delete projects.

The Member role is intended for general team participation. Members may create and manage tasks assigned to themselves and participate in project activities within the permissions granted to them. Members do not have administrative authority over organizational settings, projects, or user management functions.

This role-based structure is intended to promote accountability, maintain organizational security, and provide organizations with flexible control over access to projects, data, and platform functionality while supporting efficient collaboration across teams.

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Workflow Boards and Task Management

Within each organization, users can create and manage multiple projects. Projects are organized through interactive workflow boards that allow teams to plan activities, assign responsibilities, and monitor project progress.

Key functionality of the platform includes:

▪	creation and management of organizations and teams;
▪	role-based user permissions and access controls;
▪	project creation and administration;
▪	task assignment and progress tracking;
▪	customizable workflow and project boards;
▪	task prioritization and status management;
▪	collaboration through comments and activity tracking;
▪	notifications and updates related to project activities;
▪	reporting and project monitoring tools;
▪	analytics designed to provide insight into project performance and team productivity.

Projects within Jaovi are managed through visual workflow boards based on the Kanban methodology. Kanban boards organize tasks into columns representing different stages of a workflow, such as planning, in progress, review, and completed. This visual approach enables team members to quickly understand the status of work, identify bottlenecks, and monitor project progress in real time.

Each task may contain information such as a title, description, assigned user, priority level, status, due dates, and comments. Tasks can be moved between workflow stages as work progresses, providing visibility into ongoing activities and helping teams coordinate responsibilities efficiently. The use of Kanban-style workflow boards is intended to improve transparency, accountability, and productivity by allowing team members and project managers to easily track workloads, monitor deadlines, and identify areas requiring additional attention. The visual nature of the system also helps organizations manage projects more effectively than traditional spreadsheet-based or email-based workflows.

Through the combination of role-based access controls, collaborative project management tools, Kanban-based workflow boards, task tracking, notifications, reporting capabilities, and analytical insights, Jaovi is designed to provide organizations with a centralized environment for managing projects and coordinating team activities. The platform seeks to improve visibility into ongoing work, enhance collaboration among team members, and support more efficient project execution across organizations of varying size and complexity.

Collaboration Features

Jaovi is designed to facilitate collaboration among team members by providing a centralized environment for communication, project coordination, and information sharing. Users can interact directly within individual tasks through comments and activity updates, allowing project-related discussions to occur in the context of the work being performed.

Team members may provide progress updates, discuss requirements, clarify responsibilities, and share project-related information without relying exclusively on external communication tools. By centralizing project discussions and task-related communications, the platform helps maintain a consistent record of project activities and decisions.

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The platform also includes notification and activity-tracking features designed to keep users informed of project developments. Users may receive notifications regarding task assignments, status changes, comments, project updates, and other relevant activities. These features are intended to improve responsiveness, reduce communication delays, and enhance coordination among team members.

In addition, project managers and administrators can monitor project activity and team participation through activity logs and project updates, providing greater visibility into ongoing work and helping organizations maintain accountability across projects and teams.

Together, these collaboration features are intended to support effective communication, improve transparency, and enable teams to work more efficiently regardless of their physical location.

Analytics and AI-Assisted Features

The platform includes analytics and artificial intelligence-assisted functionality designed to help organizations evaluate project performance, monitor team activity, and improve operational efficiency.

Jaovi provides users with analytical dashboards that present project and organizational data through visual reports, charts, and performance indicators. These dashboards are designed to provide visibility into key project metrics, including task completion rates, project progress, workload distribution, time utilization, overdue tasks, and task priority allocation. By presenting information in a visual and centralized format, the platform enables users to monitor project health and identify trends that may affect performance.

The platform also includes reporting tools that allow organizations to evaluate team productivity, project velocity, workflow efficiency, and overall operational performance. These analytical capabilities are intended to assist managers and administrators in identifying potential issues before they negatively impact project outcomes.

The Company's AI-assisted functionality utilizes commercially available third-party proprietary artificial intelligence models made available through application programming interfaces (APIs). The Company does not currently develop or train its own proprietary artificial intelligence models or utilize open-source large language models as part of the platform.

In addition to traditional analytics, Jaovi incorporates artificial intelligence-assisted features intended to generate insights from project and organizational data. These tools may analyze project activities, task completion patterns, workload distribution, and workflow behavior in order to identify trends and provide actionable recommendations.

To improve the quality and reliability of AI-generated outputs, the Company utilizes application-level controls, predefined prompts, structured project data inputs, business rules, and validation procedures designed to improve the consistency and relevance of AI-generated recommendations. AI-generated outputs are intended to assist users and should be reviewed by users before being relied upon in making business or operational decisions.

The platform’s AI-assisted functionality may help users identify workflow bottlenecks, recognize productivity trends, evaluate project risks, and assess overall team performance. The system may also generate recommendations intended to improve resource allocation, optimize workflows, and support project planning and decision-making.

As development continues, we intend to further expand our analytics and artificial intelligence capabilities through the introduction of additional forecasting tools, automated reporting, predictive analytics, workflow automation features, and other productivity-enhancing technologies designed to improve project management and organizational performance.

Scalability and Future Development

Jaovi is designed to be scalable and adaptable to a variety of industries, team structures, and organizational requirements. The platform may be used by individuals, small businesses, and larger organizations for project management, operational planning, team coordination, and workflow optimization.

We intend to continue maintaining, improving, and expanding the platform through the development of additional features, integrations, automation tools, analytical capabilities, and other technologies designed to enhance functionality and improve the user experience. Our objective is to provide a flexible and reliable solution that can evolve alongside the changing needs of our users and customers.

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As part of our ongoing development efforts, we may introduce additional features and functionality, including:

▪	workflow automation tools designed to reduce manual and repetitive administrative tasks;
▪	recurring tasks and project templates to simplify project setup and management;
▪	expanded artificial intelligence capabilities for project forecasting, productivity analysis, and workflow recommendations;
▪	integrations with third-party productivity, communication, cloud storage, and customer relationship management platforms;
▪	time tracking and resource management tools;
▪	document management and file-sharing capabilities;
▪	enhanced notification and communication features;
▪	mobile applications for iOS and Android devices;
▪	multilingual interface support to improve accessibility across international markets.

We believe that continued investment in platform development, analytics, artificial intelligence, and integration capabilities will strengthen the value of our software and improve its ability to meet the evolving requirements of organizations operating in increasingly collaborative and technology-driven environments.

Market Overview

Jaovi operates in the project management software and digital collaboration tools market. This market has grown as organizations increasingly rely on cloud-based systems to coordinate work, manage remote or distributed teams, track tasks, and improve operational efficiency.

The global project management software market is expected to continue expanding. Mordor Intelligence estimates that the project management software systems market was valued at approximately $9.76 billion in 2025 and is expected to grow to $11.27 billion in 2026, reaching approximately $23.09 billion by 2031, representing a compound annual growth rate of 15.42% from 2026 to 2031. Other market research sources also indicate continued growth, with Zion Market Research estimating the global project management software market at $8.29 billion in 2024 and forecasting growth to $23.03 billion by 2034, at a CAGR of 10.76%.

We believe demand for project management and collaboration software is driven by several factors, including increased adoption of cloud-based software, the growth of remote and hybrid work arrangements, the need for improved workflow visibility, and the use of analytics and artificial intelligence to support operational decision-making. Online project management software is generally used to support planning, collaboration, task tracking, resource management, and real-time updates for teams working across locations.

Because our principal executive office is located in Costa Rica, we also consider the local and regional digital services environment relevant to our business development strategy. Costa Rica has developed a significant technology and business services sector, supported by a skilled workforce, established telecommunications infrastructure, and a growing digital economy. The country has attracted investment from numerous multinational technology and business services companies and has become an important location for software development, information technology services, and business process outsourcing activities within the Central American region. According to the International Trade Administration, Costa Rica’s information and communications technology sector remains one of the country’s most significant export industries and continues to attract investment from multinational technology companies.

Costa Rica’s digital economy is expected to benefit from continued growth in cloud computing, software development, business process outsourcing, and technology-enabled services. Industry reports indicate that spending on information technology services and enterprise software solutions in Latin America is projected to increase throughout the remainder of the decade as organizations continue digital transformation initiatives and adopt cloud-based business applications.

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Costa Rica also maintains a high level of internet connectivity, which supports the adoption of cloud-based and browser-based software solutions. According to DataReportal’s Digital 2025 Costa Rica report, the country had approximately 4.76 million internet users at the beginning of 2025, representing an internet penetration rate of approximately 92.6% of the population. High internet adoption and increasing reliance on digital business tools may contribute to demand for software platforms focused on project management, collaboration, workflow automation, and productivity enhancement.

While reliable market data specifically measuring the Costa Rican project management software market is limited, we believe that continued investment in digital infrastructure, enterprise software adoption, cloud computing, and technology services throughout Costa Rica and Latin America may create opportunities for the adoption of project management and collaboration platforms such as Jaovi in the coming years.

While the Company does not intend to limit its business exclusively to Costa Rica, our location may support access to Spanish-speaking markets and selected international customers seeking software solutions for project management, collaboration, and workflow optimization. However, the market remains highly competitive, and there can be no assurance that Jaovi will be able to capture a significant share of the project management software market.

Competition

The market for project management, workflow management, and team collaboration software is highly competitive and characterized by rapid technological change, evolving customer requirements, and frequent introduction of new products and services.

We compete with a variety of software providers, ranging from large, established technology companies to smaller specialized software developers. Many of our competitors have substantially greater financial, technical, marketing, and operational resources than we do, as well as larger customer bases, greater brand recognition, and longer operating histories.

Our current and potential competitors include providers of project management and collaboration software such as Asana, Monday.com, Trello, ClickUp, Jira, Microsoft Planner, Notion, Basecamp, and other cloud-based productivity platforms. In addition, we may face competition from internally developed software solutions created by organizations for their own use.

Competition within the industry is based on numerous factors, including:

▪	product functionality and reliability;
▪	ease of use and user experience;
▪	pricing and subscription models;
▪	scalability and customization capabilities;
▪	integration with third-party applications and enterprise systems;
▪	customer support and service quality;
▪	security, privacy, and data protection features;
▪	analytics and reporting capabilities; and
▪	brand recognition and market presence.

Despite the competitive nature of the market, management believes there remains demand for flexible project management solutions that combine workflow management, team collaboration, role-based organizational controls, analytics, and customizable deployment options. We intend to compete by continuing to improve our platform and adapting our services to the needs of our target customers.

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Potential Competitive Advantages

Management believes that Jaovi includes several characteristics that are intended to differentiate the platform from other project management and collaboration solutions.

Flexible Role-Based Access Control

Jaovi incorporates a flexible role-based access control system designed to support organizations with different operational structures and management requirements. The platform currently supports Owner, Administrator, Manager, and Member roles, enabling organizations to assign responsibilities and permissions based on each user's function within the organization. This role structure is intended to provide organizations with greater administrative flexibility while helping maintain appropriate access controls, accountability, and security. By allowing different levels of authority for organizational management, project administration, and task execution, the platform is designed to support efficient collaboration while reducing the risk of unauthorized actions or unintended changes to organizational data.

Unified Project Management Platform

Jaovi is designed to provide organizations with a centralized environment for managing projects, workflows, tasks, team collaboration, and reporting. By integrating these functions into a single platform, the Company intends to reduce the need for organizations to utilize multiple software applications for project coordination, communication, and operational management. Management believes that providing a unified workspace may improve information accessibility, simplify project oversight, and enable teams to coordinate activities more efficiently by reducing the need to switch between separate software solutions.

Customizable Workflow Management

Jaovi utilizes customizable workflow boards based on the Kanban methodology to help organizations organize and manage projects in a visual and intuitive manner. Projects can be tailored to reflect an organization's internal workflows by defining workflow stages that correspond to its operational processes. The visual workflow structure enables users to monitor project status, track task progression, identify workflow bottlenecks, and coordinate responsibilities in real time. Management believes that providing customizable workflow boards may improve project visibility, enhance collaboration among team members, and allow organizations to adapt the platform to their existing business processes rather than modifying their workflows to fit the software.

Analytics and AI-Assisted Functionality

Jaovi incorporates analytics and artificial intelligence-assisted functionality designed to help organizations evaluate project performance, monitor team activity, and support operational decision-making. By analyzing project and organizational data, the platform is intended to provide users with meaningful insights into project progress, workload distribution, productivity trends, workflow efficiency, and potential project risks. The Company believes that integrating analytics and AI-assisted functionality into the project management platform may help organizations identify operational inefficiencies, allocate resources more effectively, and make more informed project planning decisions without relying solely on manual analysis or separate analytical tools.

Enterprise Customization Capabilities

In addition to subscription-based access, the Company intends to offer implementation, customization, integration, and deployment services tailored to the operational requirements of individual organizations. Customers may require customized workflows, user permissions, security configurations, reporting capabilities, or integration with existing business systems that differ from the standard platform configuration. The Company believes that offering implementation and customization services may provide organizations with greater flexibility by allowing the platform to be adapted to their existing operational processes and technical environments. This approach is intended to support organizations with varying business requirements and facilitate the adoption of the platform without requiring customers to significantly modify their established workflows.

Personalized Implementation and Customer Support

The Company intends to work directly with customers throughout the implementation, configuration, and onboarding process to facilitate the deployment of the platform within each customer's operational environment. Depending on the customer's requirements, implementation services may include platform configuration, workflow customization, user setup, integration assistance, and technical support during the initial deployment process. The Company believes that providing personalized implementation and customer support may assist organizations in configuring the platform to meet their operational requirements and help facilitate a smoother transition to the Jaovi platform.

Flexible Subscription Model

Rather than offering a single standardized pricing structure, the Company intends to provide subscription arrangements tailored to the specific requirements of each customer. Subscription pricing may vary based on factors such as the number of organizations, project volume, user requirements, implementation services, support levels, integrations, and other customer-specific needs. The Company believes that this flexible subscription model may enable it to accommodate organizations of different sizes and operational requirements by allowing customers to select a solution that aligns with their intended use of the platform, rather than requiring them to purchase predefined service packages that may include unnecessary features or capacity.

Freemium Access Model

The platform is accessible through a freemium model that allows users to utilize core functionality without charge, subject to certain usage limitations. This approach enables prospective users to evaluate the platform's core features and functionality before committing to a paid subscription. The Company believes that providing a freemium access model may increase platform visibility, allow users to become familiar with the platform's capabilities, and provide an opportunity for users to upgrade to paid subscription plans as their organizational requirements expand or additional functionality is needed.

The Company believes these characteristics may differentiate the Jaovi platform from other project management and collaboration solutions. However, because the Company is in the development stage and has not yet commenced commercial operations, there can be no assurance that these characteristics will result in market acceptance, customer acquisition, or a sustainable competitive advantage.

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Revenue Model

Jaovi operates under a hybrid revenue model consisting of subscription services and customized enterprise solutions.

The platform is available under a freemium model, which allows users to access core project management and collaboration features without charge. Free users may create organizations, manage a limited number of projects, utilize Kanban boards, collaborate with team members, receive notifications, and access certain analytical functionality.

Organizations requiring expanded functionality may subscribe to enterprise plans that provide access to additional features and services, including unlimited organizations, expanded project capacity, dedicated customer support, custom integrations, enhanced security controls, audit logging capabilities, and other enterprise-oriented functionality.

The Company intends to serve a variety of customer segments, including:

Customer Segment	Typical Use Case
Small Businesses	Project coordination, task management, and team collaboration
Professional Service Firms	Internal workflow management and client project tracking
Technology Companies	Software development planning and team coordination
Consulting Organizations	Resource allocation and project monitoring
Educational Institutions	Team collaboration and project-based learning activities
Medium-Sized Enterprises	Departmental project management and operational planning

Enterprise subscription pricing is determined on a customized basis depending on the customer’s requirements, including:

▪	the number of organizations,
▪	project volume,
▪	desired integrations,
▪	support requirements,
▪	and implementation complexity.

Subscription plans currently begin at approximately $600 per month, with pricing increasing based on the scope of services provided.

In addition to subscription revenue, the Company intends to generate revenue from:

▪	customized implementation,
▪	integration,
▪	and licensing services.

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Certain customers may require deployment of the platform within their existing business environments, including integration with:

▪	internal systems,
▪	databases,
▪	communication tools,
▪	or third-party applications.

For such engagements, the Company currently expects to charge a one-time implementation fee beginning at approximately $1,200, in addition to the applicable monthly subscription fee. Depending on the complexity of the customer’s requirements, additional fees may apply for customization, integration, training, technical support, or other professional services. Pricing for these services will be determined on a case-by-case basis.

For customers requiring dedicated deployments or customized installations, the Company may also enter into software licensing arrangements that grant access to the platform under negotiated commercial terms. Such arrangements may include implementation fees, recurring maintenance fees, support services, and additional customization work.

Management believes that the combination of recurring subscription revenue, enterprise licensing opportunities, and professional implementation services provides a scalable business model capable of supporting long-term growth while serving organizations with varying operational requirements.

Marketing

Our marketing strategy is focused on increasing awareness of the Jaovi platform, attracting new users, converting users into paying customers, and establishing long-term relationships with organizations that require project management and collaboration solutions.

We intend to market our platform through a combination of digital marketing activities, direct sales efforts, strategic partnerships, and customer referrals. Our objective is to increase platform adoption among businesses, professional service providers, technology companies, consulting firms, educational institutions, and other organizations that require project management and workflow management capabilities.

Our planned marketing activities include:

▪	search engine optimization (SEO) designed to improve the visibility of our website and platform in online search results;
▪	content marketing through articles, guides, tutorials, case studies, and other educational materials related to project management and productivity;
▪	social media marketing across professional and business-oriented platforms;
▪	digital advertising campaigns targeting prospective customers and organizations;
▪	email marketing and lead nurturing campaigns;
▪	direct outreach to prospective business customers and enterprise users;
▪	referral and customer recommendation programs; and
▪	participation in industry events, networking opportunities, and technology-related conferences when appropriate.

Because the platform is offered under a freemium model, management believes that allowing users to access core functionality without charge may facilitate customer acquisition and increase familiarity with the platform. We intend to encourage users to upgrade to paid subscription plans as their project management and collaboration requirements expand.

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In addition to digital marketing efforts, we intend to pursue direct relationships with organizations that may benefit from customized implementation, integration, and licensing services. These enterprise customers may require dedicated onboarding, configuration, training, and ongoing support, which may create opportunities for recurring subscription revenue and additional professional service engagements.

As the Company grows, management intends to evaluate and adjust its marketing activities based on customer acquisition costs, conversion rates, market conditions, and the overall effectiveness of its marketing initiatives.

The effectiveness of our marketing activities will depend in part on the financial and operational resources available to the Company. As a result, the scope and timing of certain marketing initiatives may vary as the Company develops and additional capital becomes available.

Offices

Our business office is located at Coopemangle Los Delfines Casa 94, Puerto Cortes de Osa, Puntarenas, 60504, Costa Rica and our phone number is +1(307)6556510. The office was provided by our sole officer and president Mr. Oviedo Mora for free use, without any payment.

Bankruptcy or similar proceedings

We have never been subject to bankruptcy, receivership or any similar proceeding.

Patents and trademark

Currently, we do not own, either legally or beneficially, any patents or trademarks.

Contracts

We have no employees other than our sole officer and director, Jorge Alberto Oviedo Mora. As of May 1, 2026, we have executed a Consulting Agreement with our sole officer and director Jorge Alberto Oviedo Mora. Agreement is filed as Exhibit 10.1 to this Registration Statement.

Government regulations

As a provider of cloud-based project management and collaboration software, Jaovi Inc. is subject to various laws and regulations that may affect its operations, including U.S. federal and state securities laws, corporate governance requirements, data protection and privacy laws, intellectual property laws, consumer protection regulations, and other laws applicable to software and technology businesses.

Because the Company is incorporated in the State of Wyoming and intends to become a reporting company under the Securities Exchange Act of 1934, we will be required to comply with applicable rules and regulations of the Securities and Exchange Commission (“SEC”), as well as other applicable regulatory requirements governing public companies.

In addition, because our principal executive office is located in Costa Rica, we may be subject to laws and regulations applicable to businesses operating within Costa Rica, including those relating to taxation, employment, data protection, electronic communications, and commercial activities. As the Company expands its operations or customer base into additional jurisdictions, we may become subject to additional regulatory requirements in those jurisdictions.

Management believes that the current regulatory environment does not impose any material restrictions on the operation of our business. However, laws and regulations relating to technology services, cybersecurity, data privacy, artificial intelligence, and public company reporting obligations continue to evolve. We intend to monitor regulatory developments and take such actions as we believe are necessary to maintain compliance with applicable laws and regulations.

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Emerging growth company status under the JOBS Act

Jaovi Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as “emerging growth companies.” Emerging growth companies are those with annual gross revenues of less than $1, 07 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

▪	The first fiscal year after its annual revenues exceed $1,07 billion;
▪	The first fiscal year after the fifth anniversary of its IPO;
▪	The date on which the company has issued more than $1,07 billion in non-convertible debt during the previous three-year period; and
▪	The first fiscal year in which the company has a public float of at least $700 million.

Financial and audit requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

▪	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;
▪	Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;
▪	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and
▪	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor’s attestation regarding the issuer’s internal controls.

Offering requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

▪	Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;
▪	Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO “road show.”

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Other public company requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

▪	The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;
▪	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and
▪	The requirements under Sections 14A (a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Election under Section 107(b) of the JOBS Act

As an emerging growth company, we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act. This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

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LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. We intend to apply to the OTC and QB Markets to have our common stock quoted through a market maker that is a licensed broker dealer. There can be no guarantee that our common stock will be accepted for quotation on the OTC and QB Markets.

Penny stock rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

▪	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
▪	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
▪	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;
▪	toll-free telephone number for inquiries on disciplinary actions;
▪	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
▪	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

▪	the bid and offer quotations for the penny stock;
▪	the compensation of the broker-dealer and its salesperson in the transaction;
▪	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
▪	monthly account statements showing the market value of each penny stock held in the customer’s account.

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In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Reports

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, https://www.sec.gov/.

Stock Transfer Agent

We do not have a stock transfer agent at this time.  We intend to appoint a stock transfer agent following the completion of this offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATIONS

We are a development stage corporation with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have raised the funds necessary to conduct a marketing program. There is no assurance we will ever generate revenue even if we raised all necessary funds. To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so. If we are unable to successfully attract customers or generate sufficient revenues, we may quickly use the proceeds from this offering and will need to obtain additional financing.

To provide additional financial flexibility, Mr. Jorge Alberto Oviedo Mora, our sole officer and director, has entered into a written Loan Agreement (filed as the Exhibit 10.5) with the Company pursuant to which he may provide loans to the Company from time to time to support its business operations, software development activities, working capital needs, public company reporting expenses, and implementation of its business plan. The Loan Agreement does not provide for a predetermined maximum loan amount, and any future loan advances are subject to mutual agreement between the parties. If additional funding is required beyond the proceeds of this offering and any loans that may be provided under the Loan Agreement, we may seek additional financing through equity offerings, debt financing, strategic investments, or other available sources of capital. There can be no assurance that such financing will be available on acceptable terms, or at all.

Liquidity and capital resources

Since inception, we have sold 2,000,000 shares of our common stock to our officer and director Jorge Alberto Oviedo Mora at a price of $0.0001 per share, for aggregate proceeds of $200.

Our cash balance is $1,100 as of May 31, 2026. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from and Jorge Alberto Oviedo Mora, our director, who agreed that he may be willing to provide funds required to maintain the reporting status and to implement our business plan in a form of a non-secured loan until minimum required proceeds are obtained by the Company. Management believes that if the Company cannot maintain its reporting status with the SEC and implements even a part of the Company’s business plan, they will have to cease all efforts directed towards the company. As such, your investment previously made may be lost in its entirety.

We have entered into a Software Purchase Agreement with ProArea OÜ, located at Harju maakond, Tallinn, Kesklinna linnaosa, Kaupmehe tn 7-120, 10114 Estonia (the “Seller”), for the total amount of $52,000. We have filed the Agreement as the Exhibit 10.2 to this Registration Statement.

Currently, we operate a fully functional cloud-base software available at https://jaovi.com/. This platform is designed to help users organize, track, and analyze financial data across multiple sources and currencies. In the future, we intend to add new features to our software and develop a mobile version of the Jaovi application to increase accessibility and better serve users on the go, as well as potentially launch a dedicated website to support user onboarding and product awareness.

As of January 22, 2026, our director Mr. Oviedo Mora has entered into a written loan agreement with the Company under which he agrees to provide funding as needed to pay company expenses and keep on top of the business development. Being a development stage company, we have very limited operating history. After the twelve months period we may need additional financing.

Results of operations from January 21, 2026 (Inception) through May 31, 2026

To date, we have not received any revenue from this prospectus. We do not anticipate that we will generate significant revenues until we have raised the funds necessary to conduct a marketing program. There is no assurance we will ever generate revenue even if we raised all necessary funds. We have incurred operating expenses of $3,531 from January 21, 2026 (Inception) through May 31, 2026. As reflected in the accompanying financial statements, the Company had an accumulated deficit of $3,531 on May 31, 2026, and a net loss of $3,531 from January 21, 2026 (Inception) through May 31, 2026.

Our full business plan entails activities described in the “Plan of operation” section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long-term financing. If we do not generate any revenue, we may need additional funding at the end of the twelve-month period described in our “Plan of operation” below to maintain a reporting status.

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Our independent registered public accountant has issued a going concern opinion. This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so.

We have not attained profitable operations and are dependent upon obtaining financing to pursue our business plan and our business operations. So, for these reasons, there is substantial doubt that we will be able to continue as a going concern.

Plan of operation

The key objectives we will need to achieve to successfully implement our business plan over the next twelve months after the completion are as follows:

	25% of the offering	50% of the offering	75% of the offering	100% of the offering
Public company reporting and regulatory compliance	$14,000	$16,000	$17,000	$18,000
Software development and platform enhancements	6,000	18,000	32,000	45,000
Marketing, promotion and user acquisition	7,000	18,000	27,000	35,000
Cloud hosting and platform infrastructure	2,000	5,000	9,000	12,000
General and administrative expenses	1,000	3,000	5,000	10,000
Total	$30,000	$60,000	$90,000	$120,000

Marketing, promotion and user acquisition

Estimated Cost – $7,000-$35,000

We intend to implement a marketing and user acquisition strategy designed to increase awareness of the Jaovi platform, attract new users, and support the conversion of organizations into paying enterprise customers. Our marketing efforts will focus primarily on digital channels and direct outreach activities intended to reach businesses, professional service firms, technology companies, consulting organizations, and other groups that may benefit from project management and collaboration software.

Our planned marketing activities include:

▪	search engine optimization (SEO) designed to improve the visibility of our website and platform in online search results;
▪	content marketing through articles, guides, tutorials, case studies, and other educational materials related to project management and productivity;
▪	social media marketing across professional and business-oriented platforms;
▪	digital advertising campaigns targeting prospective customers and organizations;
▪	email marketing and lead nurturing campaigns;
▪	direct outreach to prospective business customers and enterprise users;
▪	referral and customer recommendation programs; and
▪	participation in industry events, networking opportunities, and technology-related conferences when appropriate.

Management believes that these marketing and promotional activities may assist the Company in establishing market presence, increasing user adoption, and supporting long-term growth. Subject to the availability of sufficient capital and operational resources, the Company currently expects to begin implementing these marketing initiatives within approximately 6 to 9 months following the completion of this offering.

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Software development and platform enhancements

Estimated Cost – $6,000-45,000

To support the ongoing performance, functionality, scalability, and competitiveness of the Jaovi platform, we intend to implement a series of software development, maintenance, and platform enhancement initiatives during the first 6 to 12 months following the completion of this offering.

Our development efforts are expected to focus on improving platform stability, expanding functionality, enhancing security, and advancing the platform’s analytics and artificial intelligence-assisted capabilities.

The following steps outline our current operational development plan:

▪	Platform monitoring and regular updates

We intend to continuously monitor platform performance in order to identify bugs, operational inefficiencies, outdated components, and other technical issues. Regular software updates may be implemented to improve functionality, maintain compatibility, and enhance overall platform reliability.

▪	Bug fixes and technical maintenance

We plan to prioritize the correction of software issues affecting user experience, including performance inconsistencies, interface issues, workflow disruptions, notification errors, or system responsiveness. Timely maintenance and technical support are expected to be important to maintaining platform stability and user satisfaction.

▪	Security and infrastructure enhancements

Protecting user data and maintaining platform integrity are important operational objectives. We intend to implement security updates, system monitoring procedures, access control improvements, and other measures designed to reduce cybersecurity risks and strengthen platform security.

▪	Analytics and ai-assisted feature development

We plan to continue enhancing the platform’s analytics and artificial intelligence-assisted functionality. Development efforts may include improvements to productivity analysis, workflow monitoring, bottleneck identification, reporting capabilities, automated insights, forecasting tools, and recommendation features intended to support operational decision-making.

▪	Performance optimization

We intend to improve system responsiveness, optimize server performance, reduce loading times, and enhance overall scalability in order to support increased platform usage and improve the user experience.

▪	Feature expansion and product development

As the platform evolves, we may introduce additional functionality and integrations, including workflow automation tools, recurring tasks, project templates, advanced reporting dashboards, time tracking tools, multilingual interface support, mobile application, and other collaboration and productivity-related features.

Management believes that continued investment in software development and platform enhancements may improve the functionality, reliability, scalability, and overall competitiveness of the Jaovi platform. The timing and scope of these initiatives will depend in part on operational priorities, technical requirements, user feedback, and the amount of capital available to the Company.

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Cloud hosting and platform infrastructure

Estimated Cost $2,000-12,000

To support the operation and continued development of the Jaovi platform, we intend to invest in cloud hosting services, infrastructure resources, and related technology systems necessary to maintain platform availability, performance, and scalability.

Our operational infrastructure is expected to include cloud-based hosting environments, database management systems, domain and networking services, cybersecurity tools, data storage solutions, and other technical resources required to support the platform and its users.

As the number of users and organizations utilizing the platform increases, we may expand our infrastructure capacity in order to improve system performance, reliability, security, and scalability. Such expansion may include additional cloud hosting resources, server capacity, database optimization, backup systems, monitoring tools, content delivery services, and other infrastructure-related enhancements.

We also intend to maintain the computer equipment and communication systems necessary for the Company’s operations, including laptops, mobile devices, networking equipment, internet connectivity, and other administrative technology resources.

Management intends to regularly evaluate the Company’s infrastructure requirements and make adjustments as necessary to support platform growth, maintain operational efficiency, and improve user experience. The scope and timing of infrastructure investments will depend in part on user growth, platform usage, technical requirements, and the amount of capital available to the Company.

Controls and procedures

We are not currently required to maintain an effective system of internal controls. We will not be required to comply with the internal control requirements of the Sarbanes-Oxley Act until we are required to file an annual report pursuant to Section 13(a) or 15(d) of the Exchange Act for the prior fiscal year, or until we have filed an annual report with the Commission for the prior fiscal year.

When and if we become subject to the internal control requirements of the Sarbanes-Oxley Act, we may incur significant expenses in meeting our public reporting responsibilities because it may require substantial time, management involvement, and possibly outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations.

Becoming compliant may take longer than we expect, which could increase the risk of errors in our financial reporting or deficiencies in our internal controls.

Off-balance sheet arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The report of our auditor on the audited financial statements of the Company for the fiscal year ended May 31, 2026 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except for a going concern qualification on the Company’s financial statements for the fiscal year ended May 31, 2026.

During the fiscal years ended May 31, 2026 the Company nor anyone acting on its behalf consulted the Auditor Entity with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that the Auditor Entity concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The name, address, age and position of our officer and director is set forth below:

Name and Address	Age	Position(s)
Jorge Alberto Oviedo Mora	41	President, Chief Financial Officer,
Coopemangle Los Delfines Casa 94, Puerto Cortes de Osa, Puntarenas, 60504, Costa Rica		Chief Executive Officer, Secretary, Treasurer and Director

Jorge Alberto Oviedo Mora has been holding the above stated positions since the inception of the Company and is expected to hold it until the next annual meeting of our stockholders. Thereby, Jorge Alberto Oviedo Mora is currently the Officer/Director and control person of Jaovi Inc.

Background Information About Our Officer and Director

Jorge Alberto Oviedo Mora, Age 41

Mr. Oviedo Mora has served as the Company’s President, Chief Executive Officer, Secretary, Treasurer and a Director since its incorporation on January 21, 2026.

Since 2021, and continuing to the present, Mr. Oviedo Mora has been self-employed as an attorney and business consultant in Costa Rica, providing legal and business advisory services relating to corporate governance, commercial transactions, regulatory compliance, operational management, and business planning. In that capacity, he advises businesses on corporate and commercial law matters while continuing to maintain his legal practice.

Mr. Oviedo Mora earned a Law degree from Universidad San José in Costa Rica in 2020 and also completed specialized studies in Notarial and Registry Law at Universidad Fidelitas. He has been registered as an attorney with the Costa Rican Bar Association since 2018 and is also licensed as a Public Notary in Costa Rica.

From 2014 through 2019, Mr. Oviedo Mora served as General Manager of Global Services Customs, where he was responsible for operational oversight, budgeting, personnel management, contract negotiations, financial performance, and long-term business planning. In this role, he managed business operations, supervised personnel, and led strategic planning initiatives designed to support the Company's operational and financial objectives.

In addition to his legal and management experience, Mr. Oviedo Mora has completed professional training relating to mediation, negotiation, labor law conciliation, securities regulation, and cybersecurity-related legal matters.

Management believes that Mr. Oviedo Mora’s background in legal compliance, business operations, organizational management, and strategic planning provides relevant experience for overseeing the development and operations of Jaovi Inc. and its project management and collaboration platform.

Section 16(a) beneficial ownership reporting compliance

In the event that we register under the Securities Exchange Act of 1934 (the “Exchange Act” or “1934 Act”), Section 16(a) of that act will require our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders will be required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

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EXECUTIVE COMPENSATION

On May 1, 2026, we have executed a Consulting agreement for monthly services with our officer and director under which he is entitled to $3,500 monthly compensation. However, this amount is being deferred as liability to the company until the Company raises funds in this offering. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. Consulting agreement is filed as Exhibit 10.1 to this Registration Statement.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Totals
Jorge Alberto Oviedo Mora, President, CEO, CFO	2026	$3,500	$0	$0	$200	$0	$0	$0	$3,700

OUTSTANDING EQUITY AWARDS AT May 31, 2026

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
			Equity					Number of	Value of
			Incentive			Number		Unearned	Unearned
			Plan Awards;			of	Market	Shares,	Shares,
	Number of	Number of	Number of			Shares	Value of	Units or	Units or
	Securities	Securities	Securities			or Units	Shares or	Other	Other
	Underlying	Underlying	Underlying			of Stock	Units of	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option	Option	That	Stock That	That	That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options (#)	Price	Date	Vested(#)	Vested	Vested	Vested
Jorge Alberto Oviedo Mora	0	0	0	0	0	0	0	0	0

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OFFICER COMPENSATION

Change in
Pension
Value and
	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Jorge Alberto Oviedo Mora	$0	0	0	$0	$0	$0	$0

Compensation of directors

Director is permitted to receive fixed fee and other compensation for his services as director. The Board of Directors has the authority to fix the compensation of the director. No amounts have been paid to, or accrued to, our director in such capacity.

Option grants

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

Aggregated option exercises and fiscal year-end option value

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

Long-term incentive plan (“LTIP”) awards

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of March 30, 2026, we have issued 2,000,000 shares of company common stock valued at 0.0001 per share to Jorge Alberto Oviedo Mora in the capacity of Director of the Company in consideration of $200 to pay company expenses and keep on top of the business development.

On May 1, 2026 we have executed a Consulting agreement for monthly services with our officer and director under which he is entitled to $3,500 monthly compensation. However, this amount is being deferred as liability to the company until the Company raises funds in this offering. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. Consulting agreement is filed as Exhibit 10.1 to this Registration Statement.

Also, Jorge Alberto Oviedo Mora has entered into a written Loan Agreement with the Company pursuant to which he may provide loans to the Company from time to time to support its business operations, software development activities, working capital needs, public company reporting expenses, its efforts to obtain and maintain a quotation for its common stock on the OTC Markets, including the OTCQB Market, and implementation of its business plan. The Loan Agreement does not provide for a predetermined maximum loan amount, and any future loan advances are subject to mutual agreement between the parties. As of August 17, 2026, the outstanding balance of the loan from Mr. Oviedo Mora was $59,431. The loan is unsecured, bears no interest, and is not expected to be repaid from the proceeds of this offering. Repayment of outstanding loan amounts will be made when sufficient funds become available from operations, financing activities, or other available sources of capital, and, unless otherwise agreed by the parties in writing, all outstanding principal amounts become due no later than five (5) years from the date of each respective loan advance. The Loan Agreement is filed as Exhibit 10.5 to this Registration Statement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by:

▪	each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock;
▪	each officer and director of our Company; and
▪	all officers and directors as a group.

Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Title of class	Name and address of Beneficial owner	Amount and nature of Beneficial ownership	Percent of Common Stock
Common Stock	Jorge Alberto Oviedo Mora Coopemangle Los Delfines Casa 94, Puerto Cortes de Osa, Puntarenas, 60504, Costa Rica	2,000,000	100%
All directors and executive officers as a group (1 person)		2,000,000	100%

The percentages are calculated based on 2,000,000 shares of our common stock issued and outstanding as of the date of this prospectus.

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INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our Articles of Incorporation and Bylaws, we may indemnify our directors and officers to the fullest extent permitted under the laws of the State of Wyoming. Such indemnification may apply to expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with legal proceedings arising by reason of a person’s service as a director or officer of the Company, provided that such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company.

In certain circumstances, we may also advance expenses incurred in defending legal proceedings prior to the final disposition of such matters. To the extent that a director or officer is successful on the merits or otherwise in the defense of any proceeding for which indemnification is available, we may indemnify such person for expenses incurred, including attorneys’ fees.

With respect to derivative actions brought on behalf of the Company, indemnification may be limited to expenses actually and reasonably incurred in connection with the defense or settlement of such actions and may be subject to court approval where required by applicable law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, or controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding, is asserted in connection with the securities being registered, we will, unless the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction and will be governed by the final adjudication of such issue.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (the "SEC"). Upon completion of the registration, we will be required to file all requisite reports, such as Forms 10-K, 10-Q and 8-K, and other information with the Commission pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Also, the Company intends to register its common stock under the Exchange Act by filing a Registration Statement on Form 8-A. Upon the effectiveness of such registration, the Company will become subject to the reporting requirements applicable to companies with securities registered under the Exchange Act, including the requirement to file proxy statements under Section 14 of the Exchange Act and other reports and information required thereunder. Such reports, proxy statements, this Registration Statement and other information may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

48

JAOVI INC.

Financial Statements

From January 21, 2026 (Inception) through May 31, 2026

F-1

ALOBA, AWOMOLO & PARTNERS

(Chartered Accountants)

Floor 4, Providence Court, Ajibade Bus Stop, Beside CocaCola Ibadan, Oyo State, Nigeria

Tel: 08055439586, 08034725835

Email: audits@alobaawomolo.org; alobaawomolopartners@gmail.com; website: www.alobaawomolo.org

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Jaovi Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Jaovi Inc. (the Company) as of May 31, 2026, and the related statements of income, stockholders’ equity, and cash flows for the period ended May 31, 2026, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of Jaovi Inc. (the “Company”) as of May 31, 2026, and the results of its operations and its cash flows for the period from January 21, 2026 (inception) through May 31, 2026, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses since inception, has not generated revenue from operations, and is dependent upon financial support from related parties to fund its activities. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Aloba, Awomolo & Partners – PCAOB ID #7275

We have served as the Company’s auditor since 2026.

Ibadan, Nigeria

June 24, 2026

F-2

Jaovi Inc.

Balance Sheet

(Audited)

As of May 31, 2026
ASSETS

Current Assets
Cash and cash equivalents	$1,100
Total Current Assets	1,100
Total Intangible Assets, Net	52,000

Total Assets	$53,100

LIABILITIES AND STOCKHOLDER’S DEFICIT

Current Liabilities
Related party loan	$52,931
Accounts payable-related party	3,500
Total Current Liabilities	56,431

Total Liabilities	56,431

Commitments and Contingencies (Note 7)	–

Stockholder’s Deficit
Common stock, par value $0.0001; 75,000,000 shares authorized, 2,000,000 shares issued and outstanding	200
Accumulated deficit	(3,531)
Total Stockholder’s Deficit	(3,331)

Total Liabilities and Stockholder’s Deficit	$53,100

See accompanying notes, which are an integral part of these financial statements

F-3

Jaovi Inc.

Statement of Operations

(Audited)

From January 21, 2026 (Inception) through May 31, 2026
REVENUES	$–

OPERATING EXPENSES
General and Administrative Expenses	(3,531)
TOTAL OPERATING EXPENSES	(3,531)

NET LOSS FROM OPERATIONS	(3,531)

NET LOSS	$(3,531)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,000,000

See accompanying notes, which are an integral part of these financial statements

F-4

Jaovi Inc.

Statement of Stockholder’s Deficit

From January 21, 2026 (Inception) through May 31, 2026

(Audited)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholder’s Equity
	Shares	Amount	Capital	Deficit	(Deficit)

Inception, January 21, 2026	–	$–	$–	$–	$–
Shares issued for cash at $0.0001 per share on March 30, 2026	2,000,000	200	–	–	200
Net loss for the period ended May 31, 2026	–	–	–	(3,531)	(3,531)

Balance, May 31, 2026	2,000,000	$200	$–	$(3,531)	$(3,331)

See accompanying notes, which are an integral part of these financial statements

F-5

Jaovi Inc.

Statement of Cash Flows

(Audited)

From January 21, 2026 (Inception) through May 31, 2026
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,531)
Adjustments to reconcile net loss to net cash provided by operations:
Accounts payable-related party	3,500
CASH FLOWS FROM OPERATING ACTIVITIES	(31)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of project management software platform	(52,000)
CASH FLOWS FROM INVESTING ACTIVITIES	(52,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Related party loans	52,931
Capital stock	200
CASH FLOWS FROM FINANCING ACTIVITIES	53,131

NET CHANGE IN CASH	1,100

Cash, end of period	$1,100

SUPPLEMENTAL CASH FLOW INFORMATION:

Interest paid	$–

Income taxes paid	$–

See accompanying notes, which are an integral part of these financial statements

F-6

JAOVI INC.

Notes to Financial Statements

From January 21, 2026 (Inception) through May 31, 2026

(Audited)

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Jaovi Inc. (“the Company”) is a Wyoming development-stage company that develops and operates a cloud-based project management software platform designed for modern teams and organizations. Our executive and business office is located at Coopemangle Los Delfines Casa 94, Puerto Cortes de Osa, Puntarenas, 60504, Costa Rica, our telephone number is +1(307)6556510 and our email address is jaovi.inc@gmail.com. We maintain our statutory registered agent’s office at 30 N Gould St Ste R Sheridan, WY 82801.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern.  The Company had no revenues from January 21, 2026 (Inception) through May 31, 2026. The Company currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. As reflected in the financial statements, the Company had an accumulated deficit of $3,531 on May 31, 2026, a net loss of $3,531 from January 21, 2026 (Inception) through May 31, 2026. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with GAAP.

The Company’s year-end is May 31.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

F-7

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments

AS topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to its short-term maturity.

Stock-Based Compensation

As of May 31, 2026, the Company has not issued any stock-based payments to its employees. Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company recognizes revenue in accordance with ASC topic 606 “Revenue Recognition”. ASC 606 is an accounting standard that governs when and how companies recognize revenue from customer contracts, based on a five-step model that focuses on the transfer of control of goods or services to the customer. The core principle is to recognize revenue when it is earned, which is when the performance obligation is satisfied, not necessarily when cash is received. The five steps are: identify the contract, identify performance obligations, determine the transaction price, allocate the price to performance obligations, and recognize revenue as the performance obligation is satisfied. As of May 31, 2026 the Company has generated no revenue.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of May 31, 2026 there were no potentially dilutive debt or equity instruments issued or outstanding.

F-8

Intangible impairment

Intangible impairment policy requires testing assets for value reduction when carrying amounts exceed recoverable amounts. Indefinite-lived intangibles and goodwill are tested annually, while finite-lived assets are tested only if indicators exist. Impairment losses are recognized immediately in income. An impairment loss is recognized if the carrying amount of an intangible asset exceeds its recoverable amount (the higher of fair value less costs of disposal or value in use).

Segment Reporting

The Company has one reportable segment(s) at this time.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280). The amendments in this update expand segment disclosure requirements, including new segment disclosure requirements for entities with a single reportable segment among other disclosure requirements. This update is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024.

ASU 2024-03, issued by the FASB in November 2024, requires U.S. public companies to disaggregate specific income statement expenses (such as employee compensation, depreciation, and amortization) in their footnotes. Known as Disaggregation of Income Statement Expenses (DISE), this update aims to increase transparency and requires tabular disclosure, effective for fiscal years beginning after December 15, 2026, including interim periods in 2027.

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of those pronouncements will have a material impact on the Company’ financial position, results of operations or cash flows.

Note 4 – INTANGIBLE ASSETS

The Company follows the provisions of ASC 350, Intangibles—Goodwill and Other, as the acquired web application was purchased from a third party and is considered an identifiable intangible asset with a finite life. The Company amortizes these costs using the straight-line method over the remaining estimated economic life of the product.

As of May 31, 2026, the Company purchased project management software platform for $52,000, which is being amortized over a 5-year life. There was $0 of accumulated amortization as of May 31, 2026.

Note 5 – LOAN FROM DIRECTOR

From January 21, 2026 (Inception) through May 31, 2026 our director Jorge Alberto Oviedo Mora has loaned to the Company $52,931. This loan is unsecured, non-interest bearing and due on demand. The balance due to the director was $52,931 as of May 31, 2026.

F-9

Note 6 – COMMON STOCK

On March 30, 2026, the Company issued 2,000,000 shares of common stock to a director Jorge Alberto Oviedo Mora for cash proceeds of $200 at $0.0001 per share.

As of May 31, 2026, the Company had 2,000,000 shares issued and outstanding.

Note 7 – COMMITMENTS AND CONTINGENCIES

From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable (if any). No such event or amounts have been accrued in the financial statements with respect to any litigation or other claim matters.

Note 8 – INCOME TAXES

The components of the Company’s provision for Federal income tax as of May 31, 2026 as follows:

May 31, 2026
Federal income tax benefit attributable to:
Current Operations	$3,531
Less: valuation allowance	(3,531)
Net provision for Federal income taxes	$–

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

May 31, 2026
Deferred tax asset attributable to:
Net operating loss carryover	$742
Less: valuation allowance	(742)
Net deferred tax asset	$–

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $742 as of May 31, 2026, for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

Note 9 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, the Company has analyzed its operations subsequent to May 31, 2026 to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-10

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this prospectus and distribution are as follows:

SEC Fee	$16.57
Legal and Professional Fees	2,100
Accounting and auditing	5,000
Transfer Agent fees	–
EDGARization	2,500
TOTAL	$9,616.57

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if she acted in good faith and in a manner, she reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On March 30, 2026 the Company issued a total of 2,000,000 shares of common stock at a price of $0.0001 per share in consideration of $200 to Jorge Alberto Oviedo Mora.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

II-1

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit
Number	Description
3.1	Articles of Incorporation *
3.2	Bylaws *
5.1	Opinion re: Legality*
10.1	Consulting Agreement *
10.2	Software Purchase Agreement *
10.3	Minutes of a meeting dated March 30, 2026 *
10.4	Subscription Agreement *
10.5	Loan Agreement
23.1	Consent of Independent Auditor
107	Filing Fee Table *

* Incorporated by reference to the Company’s Registration Statement on Form S-1, filed with the Commission on July 9, 2026.

ITEM 17. UNDERTAKINGS.

a. The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in Volume of securities offered (if the total dollar value of   securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To be removed from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II-2

3. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B (230.430B of this chapter):

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

II-3

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

4. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities(other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 18, 2026.

Jaovi Inc., Registrant

By:	/s/ Jorge Alberto Oviedo Mora
Jorge Alberto Oviedo Mora, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: August 18, 2026	By:	/s/ Jorge Alberto Oviedo Mora
Jorge Alberto Oviedo Mora, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Director

S-1